Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of January 30, 2025 (this “Amendment”), among Adeia Inc. (f/k/a Xperi Holding Corporation), a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement defined below (in such capacities, the “Administrative Agent” and the “Collateral Agent”, as applicable), and the Refinancing Term Lenders (as defined below) party hereto (including by execution of an Existing Term Lender Signature Page (as defined below)).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent have entered into that certain Credit Agreement, dated as of June 1, 2020 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 8, 2021, Amendment No. 2 to Credit Agreement, dated as of May 30, 2023, Amendment No. 3 to Credit Agreement, dated as of May 20, 2024 and as further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time to but excluding the date hereof, the “Credit Agreement”), pursuant to which the Lenders made certain loans to the Borrower as provided therein. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement;

WHEREAS, pursuant to and in accordance with Section 2.20 of the Credit Agreement, the Borrower has requested that Refinancing Term Loans in an aggregate principal amount of $487,082,812.50 in the form of Initial Term B Loans (as defined in Exhibit A hereto after giving effect to this Amendment and the Refinancing Term Loans, the “Amendment No. 4 Refinancing Term Loans”) be made available to the Borrower to refinance the Initial Term B Loans (as defined in the Credit Agreement immediately prior to giving effect to this Amendment and the Refinancing Term Loans) outstanding under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date (after giving effect to all prepayments made by the Borrower prior to the Amendment No. 4 Effective Time) (the “Existing Term Loans”) of each Lender holding such Existing Term Loans (each, an “Existing Term Lender” and, collectively, the “Existing Term Lenders”);

WHEREAS, each Existing Term Lender that executes and delivers an Existing Term Lender Signature Page in the form attached as Exhibit B hereto (an “Existing Term Lender Signature Page”) that is attached hereto and selects the option labeled “Cashless Rollover Option” (each, an “Exchanging Lender”) hereby (i) agrees to the terms of this Amendment (including, without limitation, the amendments to the Credit Agreement set forth in Exhibit A hereto), (ii) agrees to exchange (by exercising a cashless rollover option pursuant to Section 1.06 of the Credit Agreement) all or a portion of the outstanding principal amount (or lesser amount allocated to such Exchanging Lender by the Administrative Agent in its sole discretion) of its Existing Term Loans for Amendment No. 4 Refinancing Term Loans and/or have all or a portion of the outstanding principal amount of its Existing Term Loans repaid, and (iii) solely to the extent such Exchanging Lender has opted to purchase additional Amendment No. 4 Refinancing Term Loans under the Credit Agreement, commits to make Amendment No. 4 Refinancing Term Loans to the Borrower on the Amendment No. 4 Effective Date in such amount (not in excess of its commitment) as is determined by the Administrative Agent and notified to such Existing Term Lender and the Borrower has agreed to the foregoing;

WHEREAS, each Existing Term Lender that executes and delivers an Existing Term Lender Signature Page that is attached hereto and selects the option labeled “Cash Settlement Option” (each, a “Cash Settlement Lender”) hereby (i) agrees to the terms of this Amendment (including, without limitation, the amendments to the Credit Agreement set forth in Exhibit A hereto) and (ii) commits to make Amendment No. 4 Refinancing Term Loans to the Borrower on the Amendment No. 4 Effective Date in such amount (not in excess of the amount set forth on its Existing Lender Signature Page) as is determined by the Administrative Agent and notified to such Existing Term Lender (such Amendment No. 4 Refinancing Term Loans made by a Cash Settlement Lender, together with any Amendment No. 4 Refinancing Term Loans made by an Exchanging Lender as described in clause (iii) of the paragraph above and any Amendment No. 4 Refinancing Term Loans made by a New Lender (as defined below) as described in the paragraph below, the “Additional Term Loans”) and the Borrower has agreed to the foregoing;

WHEREAS, each party hereto that is not an Existing Term Lender and is identified on the signature pages hereto as a Refinancing Term Lender (each, a “New Lender”) commits to make Amendment No. 4 Refinancing Term Loans to the Borrower on the Amendment No. 4 Effective Date in the amount set forth opposite such New Lender’s name on Schedule 1.01A to the Credit Agreement (as set forth in Exhibit C hereto) and the Borrower has agreed to the foregoing;

WHEREAS, the proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not exchanged for Amendment No. 4 Refinancing Term Loans by Exchanging Lenders and for other purposes not prohibited by the Credit Agreement;

WHEREAS, the Exchanging Lenders, the Cash Settlement Lenders and the New Lenders (collectively, the “Refinancing Term Lenders”) are severally willing to exchange their Existing Term Loans for Amendment No. 4 Refinancing Term Loans and/or make Amendment No. 4 Refinancing Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment;

WHEREAS, the Amendment No. 4 Refinancing Term Loans held by Refinancing Term Lenders will constitute one Class of Term Loans and will otherwise have the terms as set forth in the Credit Agreement as amended by this Amendment (including the exhibits hereto) (the “Amended Credit Agreement”);

WHEREAS, the Borrower, the Refinancing Term Lenders party hereto, the Administrative Agent and the Collateral Agent have agreed to certain other amendments to the terms of the Credit Agreement as set forth in this Amendment (including the exhibits hereto); and

WHEREAS, BofA Securities, Inc. has acted as Lead Arranger in connection with this Amendment (in such capacity, the “Amendment No. 4 Lead Arranger”).

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Borrower by the Lenders, it hereby is agreed as follows:

Article I

AMENDMENTS

Section 1.1. Specified Refinancing Facility Amendments.

(a)
The Amendment No. 4 Refinancing Term Loans extended by the Refinancing Term Lenders shall be deemed to be “Refinancing Term Loans” and “Term Loans”, the Refinancing Term Lenders shall be deemed to be “Lenders” and this Amendment shall be deemed to be a “Refinancing Amendment” and a “Loan Document”, in each case, for all purposes of the Amended Credit Agreement and the other Loan Documents. The Borrower and the Administrative Agent hereby consent, pursuant to Sections 9.04 and 2.20(b) of the Credit Agreement, to the inclusion as an additional “Lender” of each New Lender that is not an Affiliate of an Existing Term Lender or an Approved Fund.
(b)
Effective as of the Amendment No. 4 Effective Date upon the occurrence of the Amendment No. 4 Effective Time, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement so amended and attached as Exhibit A hereto.
(c)
Effective as of the Amendment No. 4 Effective Date upon the occurrence of the Amendment No. 4 Effective Time, Schedule 1.01A of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.
(d)
For the avoidance of doubt, modifications to the Credit Agreement contemplated hereby of the type described in Section 9.02 of the Credit Agreement and not contemplated by Section 2.20(e) of the Credit Agreement shall become effective immediately following the refinancing of the Existing Term Loans on the Amendment No. 4 Effective Date, and each Refinancing Term Lender hereby ratifies and confirms each such modification.
(e)
In furtherance of this Amendment, the Lenders signatory hereto hereby authorize the Administrative Agent and the Borrower to make such modifications to the Exhibits and Schedules to the Credit Agreement from time to time as the Administrative Agent and the Borrower shall reasonably agree to reflect the modifications to the Credit Agreement effected hereby.

Section 1.2. Consents, Etc.

(a)
Each of the Refinancing Term Lenders, the Administrative Agent and the Collateral Agent consents to and approves this Amendment and the amendments to the Credit Agreement effected hereby (including the exhibits hereto).
(b)
Any requirement to deliver a notice pursuant to Section 2.08(a), Section 2.20(a) or Section 9.01 of the Credit Agreement is hereby waived by the Lenders and the Administrative Agent in connection with any prepayment of Existing Term Loans and the incurrence of the Amendment No. 4 Refinancing Term Loans on the Amendment No. 4 Effective Date.

(c)
On the Amendment No. 4 Effective Date, the outstanding principal amount of Existing Term Loans of each Exchanging Lender exchanged pursuant to this Amendment shall be deemed to be exchanged for an equal outstanding principal amount of Amendment No. 4 Refinancing Term Loans under the Amended Credit Agreement. Such exchange shall be effected by book entry in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent in its sole discretion in consultation with the Borrower. It is acknowledged and agreed that each Exchanging Lender has agreed to accept as satisfaction in full of its right to receive payment on the outstanding amount of Existing Term Loans of such Exchanging Lender the conversion of its Existing Term Loans into Amendment No. 4 Refinancing Term Loans in accordance herewith, in lieu of the prepayment amount that would otherwise be payable by the Borrower pursuant to the Credit Agreement in respect of the applicable outstanding amount of Existing Term Loans of such Exchanging Lender.
(d)
Each Refinancing Term Lender that is an Existing Term Lender hereby waives any right to receive any payments under Section 2.13 of the Credit Agreement as a result of the Amendment No. 4 Effective Date and the transactions contemplated by this Amendment. It is understood and agreed that the Borrower, with the consent of the Administrative Agent, may elect on or prior to the Amendment No. 4 Effective Date that the Amendment No. 4 Refinancing Term Loans for which the Existing Term Loans are exchanged be Term SOFR Loans having an Interest Period designated by the Borrower, regardless of whether the Amendment No. 4 Effective Date is the last day of an Interest Period with respect to such exchanged Existing Term Loans.
(e)
The Borrower hereby agrees that it shall, together with any prepayment of the Existing Term Loans made in connection with this Amendment, pay to the Existing Term Lenders, on the Amendment No. 4 Effective Date, accrued and unpaid interest to the Amendment No. 4 Effective Date on the amount of Existing Term Loans prepaid with the proceeds of the Amendment No. 4 Refinancing Term Loans or exchanged for Amendment No. 4 Refinancing Term Loans.

Article II

CONDITIONS PRECEDENT TO EFFECTIVENESS

Section 2.1. Conditions Precedent to Effectiveness.

(a)
The effectiveness of the amendments set forth in Section 1.1 of this Amendment, including the obligation of each Refinancing Term Lender to make, and each Exchanging Lender to exchange its Existing Term Loan for, an Amendment No. 4 Refinancing Term Loan, is subject to the satisfaction or waiver of the following conditions (the date of such satisfaction or waiver of such conditions being referred to herein as the “Amendment No. 4 Effective Date” and the time of such satisfaction or waiver of such conditions being referred to herein as the “Amendment No. 4 Effective Time”):
(1)
the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Refinancing Term Lenders representing 100% of the Initial Term B Loan Commitments (as set forth on Schedule 1.01A to the Credit Agreement, as amended by this Amendment) have each delivered a duly executed counterpart of this Amendment to the Administrative Agent (which, in the case of Exchanging Lenders and Cash Settlement Lenders, may be in the form of an Existing Term Lender Signature Page);

(2)
the Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which such Loan Party is a party, certified as of the Amendment No. 4 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;
(3)
the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, of the Borrower dated as of the Amendment No. 4 Effective Date signed by a Responsible Officer of the Borrower certifying as to the matters set forth in clauses (4) and (5) below;
(4)
the representations and warranties of each Loan Party set forth in the Credit Agreement shall be true and correct in all material respects (or in all respects to the extent that any representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date;
(5)
at the time of and immediately after giving effect to this Amendment, no Default (as defined in the Amended Credit Agreement) shall have occurred and be continuing;
(6)
the Borrower shall have delivered to the Administrative Agent an opinion from Sullivan & Cromwell LLP, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Amendment No. 4 Effective Date;
(7)
the Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 4 Effective Date, all documentation and other information required with respect to the Loan Parties by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Amendment No. 4 Effective Date;
(8)
the Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 4 Effective Date, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and to the extent reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Amendment No. 4 Effective Date;

(9)
the Administrative Agent shall have received all fees and other amounts due and payable by the Borrower in connection with this Amendment on or prior to the Amendment No. 4 Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.03(a) of the Credit Agreement (in each case, which amounts may be offset against the proceeds of the Amendment No. 4 Refinancing Term Loans); and
(10)
with respect to the Amendment No. 4 Refinancing Term Loans, the Administrative Agent shall have received a request for a Borrowing as required by Section 2.03 of the Credit Agreement (or such notice shall have been deemed given in accordance with Section 2.03 of the Credit Agreement).
(b)
The making of and/or exchange for Amendment No. 4 Refinancing Term Loans by the Refinancing Term Lenders shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Refinancing Term Lender that each of the conditions precedent set forth herein shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Article III

REPRESENTATIONS AND WARRANTIES

As of the date hereof, the Borrower represents and warrants as follows:

Section 3.1. Organization. Each of the Borrower and its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation, and (ii) has the requisite power and authority to conduct its business as it is presently being conducted, except in the case of clause (i) (other than with respect to any Loan Party), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries are qualified and licensed in all jurisdictions where they are required to be so qualified or licensed to operate their business and where the failure to so qualify or be licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.2. Authorization; Enforceability. The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3. Governmental Approvals; No Conflicts. The execution, delivery and performance of this Amendment by each Loan Party party hereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are (or will so be) in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or (ii) any applicable Order of any Governmental Authority, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the Organizational Documents of any Loan Party, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness binding upon the Borrower or any of its Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries (other than pursuant to a Loan Document or this Amendment) except to the extent such violation, default or right, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

Section 3.4. Representations and Warranties; No Default. Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party are, except to the extent that they relate to a particular date, true and correct in all material respects on and as of the date hereof as if made on and as of such date. On the date hereof, after giving effect to this Amendment, no Default or Event of Default (each as defined in the Amended Credit Agreement) has occurred and is continuing.

Article IV

MISCELLANEOUS

Section 4.1. Reaffirmation of the Loan Parties; Effect of Amendment.

(a)
Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document (other than the Credit Agreement) to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Amended Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment (including the exhibits hereto). For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests and/or guarantees granted by such Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the Amended Credit Agreement and the other Loan Documents. Each Guarantor further acknowledges and agrees that all Obligations under and as defined in the Amended Credit Agreement shall be guaranteed and secured, as applicable, pursuant to the Guarantee Agreement and Security Agreement in accordance with the terms and provisions thereof.
(b)
Except as set forth herein (including the exhibits hereto), this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which (including with respect to the security interests and liens granted to the Collateral Agent for the benefit of the Secured Parties under the Loan Documents) are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment (including the exhibits hereto). Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

Section 4.2. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Section 9.04 of the Amended Credit Agreement.

Section 4.3. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts and including by execution of an Existing Term Lender Signature Page), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment (including an Existing Term Lender Signature Page) by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent.

Section 4.5. Governing Law, etc.

(a)
This Amendment and any claims, controversy, dispute or causes of actions arising herefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.
(b)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be binding (subject to appeal as provided by applicable law) and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Amended Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 4.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 4.7. Lead Arranger. Section 8.11 of the Credit Agreement is hereby incorporated by reference with respect to the Amendment No. 4 Lead Arranger as though fully set forth herein, mutatis mutandis.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective signatories thereunto duly authorized as of the date first written above.

ADEIA INC., as Borrower
By:	/s/ Kevin Tanji
	Name:	Kevin Tanji
	Title:	Chief Legal Officer and Secretary

Adeia Inc. - Signature Page to Amendment No. 4 to Credit Agreement

GUARANTORS:

ADEIA HOLDINGS INC.,

ADEIA MEDIA HOLDINGS LLC,

ADEIA IMAGING LLC,

ADEIA MEDIA LLC,

ADEIA MEDIA SOLUTIONS INC.,

ADEIA SEMICONDUCTOR BONDING TECHNOLOGIES INC.,

ADEIA TECHNOLOGIES INC.,

ADEIA GUIDES INC.,

ADEIA SOLUTIONS LLC,

ADEIA SEMICONDUCTOR ADVANCED TECHNOLOGIES INC.,

ADEIA SEMICONDUCTOR SOLUTIONS LLC,

ADEIA SEMICONDUCOR INTELLECTUAL PROPERTY LLC,

ADEIA SEMICONDUCTOR TECHNOLOGIES LLC

ADEIA PUBLISHING INC.

By:	/s/ Kevin Tanji
	Name:	Kevin Tanji
	Title:	President and Secretary

Adeia Inc. - Signature Page to Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent
By:	/s/ Teresa Weirath
	Name:	Teresa Weirath
	Title:	Vice President

Adeia Inc. - Signature Page to Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as Refinancing Term Lender
By:	/s/ Sanjay Rijhwani
	Name:	Sanjay Rijhwani
	Title:	Managing Director

Adeia Inc. - Signature Page to Amendment No. 4 to Credit Agreement

LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT

Exhibit A

[Attached]

ANNEX A

CUSIP Numbers:

DEAL CUSIP: 98422BAA7

FACILITY CUSIP: ~~98422BAC3~~98422BAD1

CREDIT AGREEMENT

dated as of

June 1, 2020,

as amended by Amendment No. 1 to Credit Agreement, dated as of June 8, 2021 by Amendment No. 2 to Credit Agreement, dated as of May 30, 2023, ~~and~~

by Amendment No. 3 to Credit Agreement, dated as of May 20, 2024

~~among~~

, and

by Amendment No. 4 to Credit Agreement, dated as of January 30, 2025 among

ADEIA INC. (F/K/A XPERI HOLDING CORPORATION),

THE LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS*

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS,
BARCLAYS BANK PLC, and

WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners in respect of Amendment No. 1 to Credit Agreement

BOFA SECURITIES, INC.

as Lead Arranger and Bookrunner in respect of Amendment No. 3 to Credit Agreement

BOFA SECURITIES, INC.

as Lead Arranger and Bookrunner in respect of Amendment No. 4 to Credit Agreement

* RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

-i-

-ii-

-iii-

SCHEDULES:
Schedule 1.01A	–	Lenders and Commitments
Schedule 1.01B	–	Auction Procedures
Schedule 3.15	–	Subsidiaries
Schedule 5.13	–	Certain Post-Closing Obligations
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.08	–	Restrictive Agreements

EXHIBITS:
Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Prepayment Notice
Exhibit D	–	Form of Security Agreement
Exhibit E	–	Form of Guarantee Agreement
Exhibit F	–	Form of Perfection Certificate
Exhibit G	–	Form of Interest Election Request
Exhibit H-1	–	U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2	–	U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3	–	U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4	–	U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I	–	Form of Solvency Certificate

-iv-

CREDIT AGREEMENT, dated as of June 1, 2020 (this “Agreement”), among ADEIA INC. (F/K/A XPERI HOLDING CORPORATION), a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENT:

WHEREAS, the Borrower has entered into an Agreement and Plan of Merger and Reorganization (together with the disclosure schedules delivered in connection therewith), dated as of December 18, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof prior to the Effective Date, the “Merger Agreement”), with Xperi Corporation, a Delaware corporation (“Xperi”), TiVo Corporation, a Delaware corporation (“TiVo”), XRAY Merger Sub Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower (“XRAY Merger Sub”), and TWOLF Merger Sub Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower (“TWOLF Merger Sub”), to effect a business combination pursuant to a transaction in which (x) XRAY Merger Sub will merge with and into Xperi (the “Xperi Merger”), with Xperi surviving the merger as a Wholly Owned Subsidiary of the Borrower, and (y) TWOLF Merger Sub will merge with and into TiVo (the “TiVo Merger” and, together with the Xperi Merger, the “Mergers”), with TiVo surviving the merger as a Wholly Owned Subsidiary of the Borrower.

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of Loans on the Effective Date in an aggregate principal amount of $1,050,000,000, Initial Term B Loans constituting Refinancing Term Loans on the Amendment No. 1 Effective Date in an aggregate principal amount of $810,000,000 ~~and~~, Initial Term B Loans constituting Refinancing Term Loans on the Amendment No. 3 Effective Date in an aggregate principal amount of $561,125,000 and Initial Term B Loans constituting Refinancing Term Loans on the Amendment No. 4 Effective Date in an aggregate principal amount of $487,082,812.50.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Base Rate.

“Acquisition-Related Incremental Commitments” has the meaning assigned to such term in Section 2.17(a).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(d)(ii).

“Agents” means, collectively, the Administrative Agent and the Collateral Agent and “Agent” means any one of them.

“Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the interest rate, margin, original issue discount, upfront fees and “Term SOFR floors” or “base rate floors”; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness, (ii) customary arrangement, structuring, ticking, underwriting, amendment, commitment or other similar fees paid solely to the applicable arrangers or agents with respect to such Indebtedness and, if applicable, consent fees for an amendment paid generally to consenting Lenders, shall each be excluded and (iii) for the purpose of Section 2.17, if the “Term SOFR floor” for the Incremental Term Loans is greater than zero, such excess shall be equated to interest rate margins for the purpose of this definition.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Section 2.1(a) of Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in the recitals to Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Amendment No. 3 Effective Date” has the meaning assigned to such term in the recitals to Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to Credit Agreement, dated as of the Amendment No. 4 Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in the recitals to Amendment No. 4.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries concerning or relating to bribery or corruption.

“Applicable Commitment Fee Rate” means, with respect to any Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment, Refinancing Revolving Credit Commitment or Replacement Revolving Credit Commitment, the “Applicable Commitment Fee Rate” set forth in the Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

“Applicable Date” has the meaning assigned to such term in Section 9.02(g).

“Applicable Margin” means, for any day, (a) with respect to any Initial Term B Loan, ~~3.00~~2.5% per annum in the case of any Term SOFR Loan and ~~2.00~~1.5% per annum in the case of any ABR Loan and (b) with respect to any Incremental Loan, Extended Revolving Loan, Extended Term Loan, Replacement Revolving Loan, Refinancing Term Loan or Refinancing Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement, Incremental Term Loan Amendment, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

“Applicable Percentage” means, with respect to any Lender, a percentage (carried out to the ninth decimal place) equal to a fraction (a) the numerator of which is an amount equal to such Lender’s Credit Exposure and unfunded Commitments and (b) the denominator of which is an amount equal to the total Credit Exposure and unfunded Commitments of all Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Auction Procedures” means the auction procedures with respect to Dutch Auctions set forth in Schedule 1.01B hereto.

“Availability Period” means the period from and including the date the Borrower enters into an Incremental Assumption Agreement or an applicable Refinancing Amendment, in each case, to but excluding the earlier of (a) the applicable Revolving Facility Maturity Date and (b) the date of termination of the applicable Revolving Credit Commitments.

“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:

(a)
$125,000,000, plus
(b)
the Available ECF Amount at such time, plus
(c)
the aggregate amount of net cash proceeds received by the Borrower from the sale or issuance of Equity Interests of the Borrower after the Effective Date and on or prior to such time (including upon exercise of warrants or options) (other than Disqualified Stock), plus

(d)
the amounts received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary from any distribution, dividend, profit, return of capital, repayment of loans or upon the Disposition of any Investment, or otherwise received from an Unrestricted Subsidiary (including the amounts received in cash or Permitted Investments from any Disposition or issuance of Equity Interests of an Unrestricted Subsidiary), in each case to the extent received in respect of an Investment (including the designation of an Unrestricted Subsidiary) made in reliance on the Available Amount and, in each case, not to exceed the original amount of such Investment, plus
(e)
the fair market value of the Investments by the Borrower and its Restricted Subsidiaries made in any Unrestricted Subsidiary pursuant to Section 6.04(w) at the time it is redesignated as or merged or consolidated with or into a Restricted Subsidiary (in each case, not to exceed the lesser of (i) the fair market value (as determined in good faith by the Borrower) of such Investments made in such Unrestricted Subsidiary at the time of such redesignation or merger or consolidation and (ii) the fair market value (as determined in good faith by the Borrower) of such Investments in such Unrestricted Subsidiary at the time such Investments were made), plus
(f)
the aggregate amount of any Declined Proceeds since the Effective Date and on or prior to such time, minus
(g)
the aggregate amount of any Investment made pursuant to Section 6.04(w), any Restricted Payments made pursuant to Section 6.06(a)(vi), and any prepayment made pursuant to Section 6.06(b)(v) after the Effective Date and on or prior to such time.

“Available ECF Amount” means, on any date, an amount not less than zero determined on a cumulative basis equal to Excess Cash Flow for each fiscal year, commencing with the fiscal year ending December 31, 2021 and ending with the fiscal year of the Borrower most recently ended prior to the date of determination for which financial statements and a calculation of Excess Cash Flow have been delivered pursuant to Section 5.01(a) and Section 5.01(c)(i), as applicable, to the extent such Excess Cash Flow has not been applied or required to be applied to prepay Initial Term B Loans pursuant to Section 2.08(c) (without regard to any credit against such obligation).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-in Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-in Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Collateral Accounts” means (i) Account No. 91000159954414 of TiVo Corporation, (ii) Account No. 91000157338401 of Rovi Corporation and (iii) Account No. 91000155938146 of Rovi Corporation, in each case, at Bank of America, N.A. and securing letters of credit issued by Bank of America, N.A.

“Bankruptcy Code” means the Bankruptcy Code of the United States of America.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) Term SOFR plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation or company, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any exempted or limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the first paragraph of this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 9.16.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 which shall be, in the case of any such written request, substantially in the form of Exhibit B or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Term SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.

“Capital Expenditures” means, for any period, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as purchases of property and equipment on the consolidated statement of cash flows of the Borrower.

“Capital Lease Obligations” of any Person means, subject to Section 1.03(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash Management Agreement” means any agreement to provide to the Borrower or any Restricted Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” means (i) any Person that, at the time it enters into a Cash Management Agreement is an Agent, a Lender or an Affiliate of any such Person and (ii) any Person that is an Agent, a Lender or an Affiliate of such Person described in the foregoing clause (i) and that is party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code any shares of which are treated as owned directly or indirectly by a “United States shareholder” (within the meaning of Section 951(b) of the Code) as measured for purposes of Section 958(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) a Change in Control or similar event, however denominated or defined, under any Material Indebtedness. For the avoidance of doubt, the Mergers and other transactions occurring pursuant to the Merger Agreement on the Effective Date shall not constitute a “Change in Control”.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Other Revolving Loans, Initial Term B Loans or Other Term Loans and (b) any Commitment refers to whether such Commitment is a Term Loan Commitment to make Initial Term B Loans or Other Term Loans or a Revolving Credit Commitment to make Other Revolving Loans. Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Term B Loans, or from Other Term Loans or Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

“Class Loans” has the meaning assigned to such term in Section 9.02(g).

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all “Collateral,” “Pledged Collateral” or similar term as defined in any applicable Security Document and all other property of any Loan Party that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document; provided that, notwithstanding anything herein or in any Security Document or other Loan Document, the “Collateral” shall exclude any Excluded Property.

“Collateral Agent” means Bank of America, N.A. or any successor thereto in its capacity as collateral agent for the Secured Parties.

“Collateral and Guarantee Requirement” means, at any time, that the following requirements shall be satisfied (to the extent such requirements are stated to be applicable at the time):

(i)
on the Effective Date, the Collateral Agent shall have received (A) from the Borrower and each Guarantor, a counterpart of the Security Agreement and (B) from each Guarantor, a counterpart of the Guarantee Agreement, in each case, duly executed and delivered on behalf of such Person;
(ii)
on the Effective Date, (A)(x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Property, and (y) all Indebtedness owing to any Loan Party, other than Excluded Property, shall have been pledged or assigned for security purposes to the extent required under the Security Documents and (B) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(iii)
in the case of any Person that becomes a Guarantor after the Effective Date, subject to Section 5.11, the Collateral Agent shall have received (A) a supplement to the Guarantee Agreement and (B) supplements to the Security Agreement and any other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Collateral Agent, in each case, duly executed and delivered on behalf of such Guarantor;
(iv)
after the Effective Date, subject to Section 5.11, all outstanding Equity Interests of any Person (other than Excluded Property) that are directly held or acquired by a Loan Party after the Effective Date and all Indebtedness owing to any Loan Party (other than Excluded Property) that are directly acquired by a Loan Party after the Effective Date shall have been pledged pursuant to the Security Documents and the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;
(v)
except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Collateral Agent (including those required by any applicable Requirement of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and delivery of each such Security Document;
(vi)
evidence of the insurance (if any) required by the terms of Section 5.07 hereof shall have been received by the Collateral Agent; and
(vii)
after the Effective Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.11 or Section 5.13 or the Security Documents, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.11 or Section 5.13; provided, that notwithstanding anything herein to the contrary, no actions required by the laws of any non-U.S. jurisdiction to create or perfect any security interest in assets located or titled outside the U.S., including any Intellectual Property registered in any non-U.S. jurisdiction, shall be required or requested to be delivered, filed, registered or recorded (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

Notwithstanding anything to the contrary in this Agreement, the Security Documents or any other Loan Document, (i) the Collateral Agent may grant extensions of time or waiver of any requirement for the creation or perfection of security interests in or the obtaining of insurance with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (ii) no control, lockbox or similar arrangements nor any control agreements relating to the Borrower’s and its Subsidiaries’ bank accounts (including deposit, securities or commodities accounts) shall be required, (iii) there shall be no survey, landlord, mortgagee, bailee or other third party waivers, estoppels or collateral access letters required, and (iv) no actions required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and any non-U.S. Intellectual Property) or to perfect or make enforceable any security interests in such assets.

“Commitment” means, as applicable, a Revolving Credit Commitment and/or a Term Loan Commitment.

“Commitment Letter” means that certain Commitment Letter, dated as of December 18, 2019, by and among Xperi, TiVo, Bank of America, N.A., BofA Securities, Inc. and Royal Bank of Canada, as supplemented by that certain Supplement to Commitment Letter and Fee Letter, dated as of January 3, 2020, by and among Xperi, TiVo, Barclays Bank PLC, Bank of America, N.A., BofA Securities, Inc. and Royal Bank of Canada and as further amended, restated, supplemented or otherwise modified from time to time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d)(ii).

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as at any date of determination, the consolidated current assets of the Borrower and its Restricted Subsidiaries that may properly be classified as current assets in conformity with GAAP, excluding cash and cash equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries that may property be classified as current liabilities in conformity with GAAP, excluding, without duplication, the current portion of any long-term Indebtedness.

“Consolidated Depreciation and Amortization Expense” means, with respect to the Borrower and its Restricted Subsidiaries for any Test Period, the total amount of depreciation and amortization expense, including the amortization of goodwill and other intangibles, for such Test Period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, for any Test Period, an amount determined for Borrower and its Restricted Subsidiaries on a consolidated basis equal to Consolidated Net Income, for such Test Period:

(a)
increased by (without duplication) in each case only to the extent the same was deducted (and not added back) in determining such Consolidated Net Income (other than with respect to clause (ix) below):
(i)
Consolidated Depreciation and Amortization Expense for such Test Period; plus
(ii)
interest expense for such Test Period; plus
(iii)
any provision for taxes based on income or profits or capital (including federal, state and local taxes, franchise taxes, excise taxes and similar taxes, including any penalties or interest with respect thereto) for such Test Period; plus
(iv)
any fees, commissions, costs, expenses or other charges or any amortization related to any issuance of Equity Interests, Investment not prohibited by this Agreement, acquisition (including earn-out provisions), Disposition, recapitalization or the incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness not prohibited by this Agreement or occurring prior to the Effective Date (whether or not consummated) for such Test Period, including (A) such fees, costs, expenses or charges related to the Facilities and the other Transactions and (B) any amendment or other modification to the terms of any such transactions; plus
(v)
the amount of any cash restructuring charge and related charges, business optimization expenses, or reserve or related items incurred during such Test Period; plus
(vi)
any other non-cash losses, charges and expenses (including non-cash compensation charges) reducing Consolidated Net Income for such Test Period; plus
(vii)
any net loss from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of); plus
(viii)
any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights during such Test Period; plus
(ix)
the amount of expected cost savings, operating expense reductions, restructuring charges and expenses and synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such Test Period) related to (A) the Transactions and (B) mergers and other business combinations, acquisitions, divestitures, restructurings and cost saving initiatives and other similar initiatives, in each case, which are factually supportable and net of the amount of actual benefits realized during such Test Period from such actions; provided that (x) such cost savings, operating expense reductions, restructuring charges and expenses and synergies are expected to be realized (in the good faith determination of the Borrower), in the case of clause (B), within eighteen (18) months after such transaction or initiative has been consummated, (y) no cost savings, operating expense reductions, restructuring charges and expenses and synergies may be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such Test Period; and (z) the aggregate add-backs pursuant to clause (B) of this clause (ix) (plus any adjustments made in respect of anticipated synergies and cost savings pursuant to clause (y) of the definition of “Pro Forma Basis”) shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated on a Pro Forma Basis but prior to giving effect to any add back under this clause (ix)(B) or such adjustments made pursuant to clause (y) of the definition of “Pro Forma Basis”); plus
(x)
expenses relating to changes in GAAP; and
(b)
increased or decreased by (as applicable and without duplication):
(i)
any net gain or loss resulting in such Test Period from currency translation gains or losses related to currency hedges or remeasurements of Indebtedness (including any net loss or gain resulting from currency exchange risk), plus or minus, as applicable
(ii)
any net after-tax income (loss) from the early extinguishment of Indebtedness, plus
(iii)
extraordinary, unusual or non-recurring losses, charges or expenses;

all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the Test Period ended on such date to (ii) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” means, for any Test Period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all cash interest expense of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest paid in cash), in each case to the extent accrued or paid in cash during such Test Period, and (b) the portion of Capital Lease Obligations of the Borrower and its Restricted Subsidiaries with respect to such Test Period that is treated as interest in accordance with GAAP, but excluding, however, (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) amortization of deferred financing fees and costs, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, amendment fees or consent fees, and any accretion of accrued interest on discounted liabilities, (iii) any amounts of non-cash interest and any accrued and unpaid capitalized interest, (iv) annual agency fees paid to the Administrative Agent and/or Collateral Agent, (v) any prepayment premium or penalty, and (vi) costs associated with obtaining Swap Agreements and breakage costs in respect of Swap Agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries during such period, calculated on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) gains or losses attributable to property sales not in the ordinary course of business (as determined in good faith by the Borrower), (b) the cumulative effect of a change in GAAP or other applicable accounting principles and any gains or losses attributable to write-ups or write-downs of assets, (c) the net income (or loss) of any Person that is not the Borrower or a Restricted Subsidiary or that is accounted for by the equity method of accounting, provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the Borrower or a Restricted Subsidiary and (d) the effects from applying acquisition method accounting required or permitted by GAAP and related authoritative pronouncements as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions or other Investment consummated on or after the Effective Date or the amortization or write-off of any amounts thereof.

“Consolidated Working Capital” means, as of the date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Convertible Debt Security” means debt securities, the terms of which provide for conversion into, or exchange for, Qualified Equity Interests of the Borrower, cash in lieu thereof or a combination of such Qualified Equity Interests and cash in lieu thereof.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Exposure” means, as to any Lender at any time, an amount equal to the aggregate principal amount of such Lender’s Revolving Loans and Term Loans outstanding at such time.

“Customary Bridge Loans” means customary bridge loans, escrow or other similar arrangements with a maturity date of no longer than one year which provide for an automatic extension of the maturity date thereof to a date no earlier than the Latest Maturity Date then in effect on the date of the incurrence thereof, subject to customary conditions or the exchange or replacement thereof with other Indebtedness; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is not shorter than the Weighted Average Life to Maturity of the then-existing Term Loans and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is no earlier than the Latest Maturity Date then in effect on the date of the incurrence thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.08(e).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied or generally under other agreements in which it commits to extend credit), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bankruptcy Event or (ii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (A) an Undisclosed Administration or (B) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent sale of or collection on or other Disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise Disposed of in compliance with Section 6.05.

“Disposition” or “Dispose” means, with respect to any Person, the sale, transfer, license or other disposition (including any sale and leaseback) (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise) of any property of such Person.

“Disqualified Institution” means (a) any Person identified in writing upon three (3) Business Days’ notice by the Borrower to the Administrative Agent that is at the time a competitor of the Borrower or any of its Subsidiaries or (b) any Affiliate of any Person described in clause (a) to the extent such Affiliate is readily identifiable solely on the basis of the similarity of such Affiliate’s name to any Person described in clause (a) (but excluding any Affiliate of such Person that is a bona fide debt fund or investment vehicle that is primarily engaged, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity), in each case, solely to the extent the list of Disqualified Institutions described in clause (a) is made available to all Lenders (either by the Borrower or by the Administrative Agent with the Borrower’s express authorization) on the Platform); it being understood that to the extent the Borrower provides such list (or any supplement thereto) to the Administrative Agent, the Administrative Agent is authorized to and shall post such list (and any such supplement thereto)) on the Platform; provided that no supplement to the list of Disqualified Institutions described in clause (a) shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable (other than solely for Qualified Equity Interests of the Borrower and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, (c) provide for scheduled, mandatory payments of dividends in cash, or (d) are or become convertible into or exchangeable, either mandatorily or at the option of the holder thereof; for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), (A) prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and (B) except as a result of a change of control or asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’ termination, death or disability and (ii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries that are organized under the laws of the United States, any state thereof or the District of Columbia.

“DTS Headquarters Property” means the real estate located at 5220 Las Virgenes Road, Calabasas, California 91302.

“Dutch Auction” means an auction conducted by the Borrower or any Subsidiary in order to purchase Term Loans as contemplated by Section 9.04(f)(x), in accordance with the Auction Procedures.

“ECF Percentage” means, as of the date of determination, (a) if the First Lien Net Leverage Ratio as of the last day of the applicable fiscal year of the Borrower is greater than 1.75 to 1.00, 50%, (b) if the First Lien Net Leverage Ratio as of the last day of the applicable fiscal year of the Borrower is less than or equal to 1.75 to 1.00 but greater than 1.25 to 1.00, 25%, and (c) otherwise, 0%.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which is June 1, 2020.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a natural person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, or injunctions issued or promulgated by any Governmental Authority, governing pollution, protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or human health or safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (but excluding any and all Convertible Debt Securities and Permitted Convertible Debt Hedge Transactions).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated), other than the Borrower, that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of any unpaid “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, or with respect to a Multiemployer Plan, any failure to make a required contribution, in either case, by the Borrower or any of its ERISA Affiliates; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or is in “endangered” or “critical” or “critical and declining” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-in Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any fiscal year of the Borrower, (x) the excess of the following clause (a) over clause (b), plus (y) clause (c):

(a)
the sum, without duplication, of:
(i)
Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period;
(ii)
an amount equal to the amount of all non-cash charges (including depreciation and amortization and non-cash compensation expense arising from equity awards) to the extent deducted in arriving at the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period;
(iii)
decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting);
(iv)
cash receipts in respect of Swap Agreements during such period to the extent not otherwise included in Consolidated Net Income of the Borrower and its Restricted Subsidiaries; and
(v)
the amount of tax expense deducted in determining Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period to the extent it exceeds the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period; minus
(b)
the sum, without duplication, of:
(i)
an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income of the Borrower and its Restricted Subsidiaries and non-cash gains to the extent included in arriving at such Consolidated Net Income of the Borrower and its Restricted Subsidiaries;
(ii)
without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness (other than extensions of credit under any revolving credit facility or similar facility or other short term Indebtedness);
(iii)
the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of Capital Lease Obligations, (B) prepayments of Loans pursuant to Section 2.08(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) the amount of scheduled amortization payments in respect of the Term Loans, but excluding (X) all other prepayments of Term Loans and (Y) all prepayments in respect of any revolving credit facility available to the Borrower or any of its Restricted Subsidiaries except, in the case of this clause (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence of Indebtedness (other than extensions of credit under any revolving credit facility or similar facility or other short term Indebtedness);
(iv)
the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;
(v)
increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting);
(vi)
cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness;
(vii)
without duplication of amounts deducted pursuant to clause (x) below in prior periods, the amount of Investments made under clauses (g), (r), (w) and (x) of Section 6.04, except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence of Indebtedness (other than extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness);
(viii)
cash expenditures in respect of Swap Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income;
(ix)
the aggregate amount of any premium, make-whole or penalty payments paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence of Indebtedness (other than extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness);
(x)
without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or acquisitions to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence of other Indebtedness (other than extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness); provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions or acquisitions during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters; and
(xi)
cash payments during such period in respect of non-cash items expensed in a prior period but not reducing Excess Cash Flow as calculated for such prior period.

“Excluded Property” means (i) (a) any leasehold interest in real property, (b) any fee owned real property with a fair market value of $20,000,000 or less (estimated in good faith by the Borrower), (c) the DTS Headquarters Property, and (d) any fee owned real property located outside of the United States, (ii) motor vehicles, aircrafts and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (iii) (a) letter of credit rights, except the extent perfection can be accomplished by filing of a UCC financing statement and (b) commercial tort claims in an amount reasonably estimated by the Borrower to be less than $25,000,000, (iv) pledges and security interests prohibited by any applicable law, rule or regulation (including the requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (v) Equity Interests in any Person other than Wholly Owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (vi) any lease, permit, license or other agreement or any property subject to (a) a purchase money security interest, (b) Capital Lease Obligations or (c) other arrangement not prohibited under this Agreement, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, permit, license or agreement, purchase money, Capital Lease Obligations, or other arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (vii) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security afforded thereby, (viii) voting Equity Interests in excess of 65% of the voting Equity Interests of any first tier CFC or CFC Holdco or any of the Equity Interests of a Subsidiary of a CFC or CFC Holdco, (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted by the terms thereof after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, (x) any U.S. trademark application filed on the basis of an intent-to-use such trademark prior to the filing with and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (xi) (a) payroll and other employee wage and benefit accounts, (b) sales tax accounts, (c) escrow accounts for the benefit of unaffiliated third parties and (d) fiduciary or trust accounts for the benefit of unaffiliated third parties, and, in the case of clauses (a) through (d), the funds or other property held in or maintained in any such account, in each case, other than to the extent perfection may be accomplished by filing of a UCC financing statement and other than proceeds of Collateral, (xii) any acquired property (including property acquired through acquisition or merger of another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (xiii) Equity Interests issued by, or assets of, Unrestricted Subsidiaries, Immaterial Subsidiaries, not-for-profit Subsidiaries, Special Purpose Entities and Captive Insurance Subsidiaries, (xiv) any Equity Interests issued by Perceive Corporation and any preferred Equity

Interests issued by Tvision Insights Inc. and Thuuz, Inc., (xv) Margin Stock and (xvi) each Bank of America Collateral Account.

“Excluded Subsidiary” means any of the following:

(a)
any Restricted Subsidiary (i) whose total assets as of the last day of the most recent Test Period for which financial statements have been (or are required to be) delivered hereunder were equal to or less than 5.0% of consolidated assets of the Borrower and its Restricted Subsidiaries at such date or (ii) that generates 5.0% or less of the Consolidated EBITDA of the Borrower for such Test Period; provided that Excluded Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (i) or (ii) above shall not comprise in the aggregate more than 5.0% of consolidated assets of the Borrower and its Restricted Subsidiaries as of the last day of such Test Period or more than 5.0% of the Consolidated EBITDA of the Borrower for such Test Period (each such Subsidiary, an “Immaterial Subsidiary”),
(b)
each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),
(c)
each Domestic Subsidiary that is prohibited, but only for so long as such Domestic Subsidiary is prohibited, from guaranteeing or granting Liens to secure the Secured Obligations by any applicable law, rule or regulation or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received),
(d)
each Domestic Subsidiary that is prohibited, but only for so long as such Domestic Subsidiary is prohibited, by any applicable contractual requirement from guaranteeing or granting Liens to secure the Secured Obligations existing on the Effective Date or existing at the time such Subsidiary becomes a Subsidiary, so long as such prohibition did not arise as part of such acquisition (and for so long as such restriction or any replacement or renewal thereof is in effect),
(e)
any Foreign Subsidiary,
(f)
any Domestic Subsidiary (i) that is a CFC Holdco or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC,
(g)
any other Domestic Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost (or material adverse Tax consequences) of providing a Guarantee of or granting Liens to secure the Secured Obligations would be excessive in relation to the benefit to be afforded thereby,
(h)
each Unrestricted Subsidiary,
(i)
any not-for-profit Subsidiary,
(j)
any Special Purpose Entity, and
(k)
any Captive Insurance Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time such Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Obligation is guaranteed by such Loan Party or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment, or, in the case of an applicable interest in a Loan not funded pursuant to a prior Commitment, such Lender acquires such interest in such Loan; provided that this clause (b)(i) shall not apply to an assignee pursuant to a request by the Borrower under Section 2.16(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Class Loans” has the meaning assigned to such term in Section 9.02(g).

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan” has the meaning assigned to such term in Section 2.19(a).

“Extended Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Extending Lender” has the meaning assigned to such term in Section 2.19(a).

“Extension” has the meaning assigned to such term in Section 2.19(a).

“Extension Amendment” has the meaning assigned to such term in Section 2.19(b).

“Extension Election” has the meaning assigned to such term in Section 2.19(a).

“Facility” means the respective facility and commitments utilized in making Loans hereunder. Following the Effective Date, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to the foregoing (or any amended or successor version described above), and any intergovernmental agreements, treaty or convention among Governmental Authorities entered into in connection with the foregoing and any law, regulations, or official rules adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate outstanding principal amount of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries, on a consolidated basis, that is secured on a senior or pari passu basis with the Term Loan Facilities as of such date (after giving effect to any incurrence or repayment of any such Indebtedness on such date) (excluding, in any event, Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder), minus all Unrestricted Cash and Cash Equivalents on such date to (b) Consolidated EBITDA for the Test Period ending on such date.

“Fiscal Quarter” means the fiscal quarter of the Borrower, ending on the last day of each March, June, September and December of each year.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in the making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.03.

“Governmental Approval” means (a) any authorization, consent, approval, license, waiver, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, sanction or publication of, by or with; (b) any notice to; (c) any declaration of or with; or (d) any registration by or with, or any other action or deemed action by or on behalf of, in each case, any Governmental Authority.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means a guarantee agreement substantially in the form of Exhibit E, made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties.

“Guarantors” means each Restricted Subsidiary that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such Person (in each case, except to the extent such Restricted Subsidiary, successor or assign is relieved or released from its obligations under the Guarantee Agreement pursuant to the provisions of this Agreement).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Agent, Lender or an Affiliate thereof that is a party to a Swap Agreement with the Borrower or a Restricted Subsidiary and any Person that was an Agent, a Lender or an Affiliate thereof at the time it entered into a Swap Agreement with the Borrower or a Restricted Subsidiary.

“Immaterial Subsidiary” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“Incremental Amendment” means an Incremental Assumption Agreement and/or an Incremental Term Loan Amendment, as applicable.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Loan Parties, the Administrative Agent and, if applicable, one or more Incremental Term Loan Lenders and/or Incremental Revolving Lenders.

“Incremental Commitment” means any Incremental Revolving Credit Commitment or Incremental Term Loan Commitment.

“Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by any Loan Party in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor)) or senior secured first lien or junior lien or unsecured loans that, in each case, if secured, will be secured by Liens on the Collateral on a pari passu or a junior priority basis with the Liens on Collateral securing the Secured Obligations, and that are issued or made in lieu of Incremental Loans; provided that (i) the aggregate principal amount of all Incremental Equivalent Debt at the time of issuance or incurrence shall not exceed the amount that would be permitted to be incurred as Incremental Loans under Section 2.17(a) at such time (with any Incremental Equivalent Debt being deemed to constitute Indebtedness that is secured on a pari passu basis with the Initial Term B Facility for the purposes calculating the First Lien Net Leverage Ratio set forth in Section 2.17(a) even though not so secured), (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, (iv) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to an applicable Intercreditor Agreement and if such Incremental Equivalent Debt is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent, (v) at the time of incurrence, such Incremental Equivalent Debt (other than any Incremental Equivalent Debt consisting of Customary Bridge Loans) has a final maturity date equal to or later than the Latest Maturity Date then in effect with respect to, and has a Weighted Average Life to Maturity equal to or longer than, the Weighted Average Life to Maturity of, the Class of outstanding Term Loans with the then Latest Maturity Date or Weighted Average Life to Maturity, as the case may be and (vi) if such Incremental Equivalent Debt is secured on a pari passu basis with the Initial Term B Facility and is in the form of a term loan facility, such Incremental Equivalent Debt shall be subject to Section 2.17(b)(vii).

“Incremental Loan” means an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Credit Commitment” means any incremental revolving credit commitment provided pursuant to Section 2.17.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Credit Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loans” means Revolving Loans made by one or more Revolving Lenders to the Borrower pursuant to an Incremental Revolving Credit Commitment to make additional Revolving Loans.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.17(a).

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.17, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” means any additional term loans made pursuant to Section 2.17.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts and trade payables payable incurred in the ordinary course of business and (ii) any bona-fide earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the amount of all obligations of such Person with respect to the mandatory redemption, mandatory repayment or other mandatory repurchase of any Disqualified Stock of such Person (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller or (iii) the net mark-to-market exposure with respect to any Swap Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Initial Term B Borrowing” means any Borrowing comprised of Initial Term B Loans.

“Initial Term B Facility” means the Initial Term B Loan Commitments and the Initial Term B Loans made hereunder.

“Initial Term B Facility Maturity Date” means the seventh anniversary of the Amendment No. 1 Effective Date.

“Initial Term B Lender” means a Lender with an Initial Term B Loan Commitment or an outstanding Initial Term B Loan.

“Initial Term B Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Initial Term B Loans hereunder. The amount of each Term Loan Lender’s Initial Term B Loan Commitments as of the Amendment No. ~~3~~4 Effective Date is set forth on Schedule 1.01A (as amended by Amendment No. ~~3~~4). The aggregate amount of the Initial Term B Loan Commitments as of the Amendment No. ~~3~~4 Effective Date is $~~561,125,000~~487,082,812.50.

“Initial Term B Loans” means the term loans made by the Term Loan Lenders to the Borrower on the Amendment No. ~~3~~4 Effective Date pursuant to Section 2.01(b)(i) and Section 1.2 of the Amendment No. ~~3~~4.

“Intellectual Property” means the following: (a) copyrights and rights in works of authorship, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation-in-part and divisional applications and patents issuing therefrom, (d) trade secrets, and other confidential information, including ideas, designs, concepts, compilations of information, databases and rights in data, methods, inventions, discoveries, designs, techniques, procedures, processes and other know-how, whether or not patentable and (e) all other intellectual property or industrial property.

“Intercompany Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary owed to and held by the Borrower or any Restricted Subsidiary; provided that the occurrence of any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to constitute a new incurrence of Indebtedness other than Intercompany Indebtedness by the issuer thereof.

“Intercreditor Agreement” means a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, in each case appropriately completed and signed by a Responsible Officer of the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, (i) the last day of each March, June, September and December and (ii) the applicable Maturity Date and (b) with respect to any Term SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the applicable Maturity Date.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Borrowing Request, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders with

Commitments or Loans under the applicable facility and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(a)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)
any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)
no Interest Period shall extend beyond the maturity date set forth in the Credit Agreement.

“Investment” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“Junior Debt” has the meaning assigned to such term in Section 6.06(b).

“Junior Debt Prepayment” has the meaning assigned to such term in Section 6.06(b).

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, in each case then in effect on such date of determination.

“LCA Election” has the meaning assigned to such term in Section 1.05(b).

“LCA Test Date” has the meaning assigned to such term in Section 1.05(b).

“Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page.

“Lenders” means the Persons listed on Schedule 1.01A (as amended by Amendment No. ~~3~~4) and any other Person (excluding Disqualified Institutions) that shall have become a Lender hereto pursuant to an Assignment and Assumption, Incremental Assumption Agreement, Incremental Term Loan Amendment, Extension Amendment or Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge in the nature of a security interest or security interest in, on or of such asset; provided that “Lien” shall not include any non-exclusive licenses or covenants not to assert under Intellectual Property.

“Limited Condition Acquisition” means any acquisition or other similar Investment by one or more of the Borrower or any Restricted Subsidiary of all or substantially all of the Equity Interests or assets or business of another Person or assets constituting a business unit, line of business or division of such Person (a) that is not prohibited by this Agreement and (b) the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Borrower or its Restricted Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Limited Condition Acquisition Agreement” means, with respect to any Limited Condition Acquisition, the definitive acquisition documentation in respect thereof.

“Loan Documents” means this Agreement, the Guarantee Agreement, the Security Documents, each Refinancing Amendment, each Incremental Assumption Agreement, each Incremental Term Loan Amendment, each Extension Amendment, any Intercreditor Agreement to the extent then in effect and the Notes.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability of the Loan Documents, taken as a whole, or the rights or remedies of the Agents or the Lenders thereunder, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means real estate in the United States owned (but not leased) by a Loan Party having a value in excess of $20,000,000 (estimated in good faith by the Borrower), but excluding the DTS Headquarters Property.

“Material Subsidiary” means a Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Merger Agreement” has the meaning assigned to such term in the first recital hereto.

“Merger Agreement Representations” means such of the representations and warranties made in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Xperi (or its Affiliate) or TiVo (or its Affiliate) has the right (taking into account any applicable notice and cure provisions) to terminate its (or such Affiliate’s) obligations under the Merger Agreement or decline to consummate the Mergers (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties.

“Mergers” has the meaning assigned to such term in the first recital hereto.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage or deed of trust encumbering a Mortgaged Property in form and substance reasonably acceptable to the Administrative Agent and the Borrower.

“Mortgaged Property” means any fee owned real property for which a Mortgage is delivered pursuant to Section 5.11.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate makes any contributions.

“Net Proceeds” means, with respect to any event, the cash proceeds received by the Borrower or any Restricted Subsidiary in respect of such event net of (a) all Taxes paid (or reasonably estimated to be payable) by the Borrower or any of its Restricted Subsidiaries to third parties in connection with such event and the amount of any reserves established by the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (provided that any determination by the Borrower that Taxes estimated to be payable are not payable and any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of the estimated Taxes not payable or such reduction, as applicable), (b) all brokerage commissions and fees, attorneys’ fees, accountants’ fees, investment banking fees, underwriting discounts and other fees and out-of-pocket expenses (including survey costs, title insurance premiums and related search and recording charges) paid by the Borrower or any of its Restricted Subsidiaries to third parties in connection with such event, (c) in the case of a Disposition of an asset, (w) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such Disposition, (x) the amount of all payments that are permitted hereunder and are made by the Borrower and its Restricted Subsidiaries (or to establish an escrow for the future repayment thereof) as a result of such event to repay Indebtedness (other than the Initial Term B Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or its Restricted Subsidiaries.

“New Class Loans” has the meaning assigned to such term in Section 9.02(g).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means any promissory notes issued pursuant to Section 2.07(e).

“Obligations” means (a) the due and punctual payment by the Borrower or the applicable Loan Parties of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Lenders under this Agreement and the other Loan Documents and (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties, monetary or otherwise, under or pursuant to this Agreement and the other Loan Documents.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Order” means an order, writ, judgment, award, injunction, decree, ruling or decision of any Governmental Authority or arbitrator.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Incremental Term Loans” has the meaning assigned to such term in Section 2.17(b)(i).

“Other Revolving Credit Commitments” means, collectively, (a) Incremental Revolving Credit Commitments to make Incremental Revolving Loans, (b) Extended Revolving Credit Commitments to make Extended Revolving Loans, (c) Refinancing Revolving Credit Commitments and (d) Replacement Revolving Credit Commitments.

“Other Revolving Loans” means, collectively, (a) Incremental Revolving Loans, (b) Extended Revolving Loans, (c) Refinancing Revolving Loans and (d) Replacement Revolving Loans.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Other Term Facilities” means the Other Term Loan Commitments and the Other Term Loans made thereunder.

“Other Term Loan Commitments” means, collectively, (a) Incremental Term Loan Commitments and (b) commitments to make Refinancing Term Loans.

“Other Term Loans” means, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means the Perfection Certificate with respect to the Loan Parties in the form attached hereto as Exhibit F, or such other form as is reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition” has the meaning set forth in Section 6.04(g).

“Permitted Bond Hedge” means any Swap Agreement that is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or Equity Interests (other than Disqualified Equity Interests) of the Borrower and is entered into in connection with any Convertible Debt Securities of the Borrower or any of its Restricted Subsidiaries, one of the purposes of which is, together with any Permitted Warrant entered into concurrently therewith, to provide for an effectively higher conversion premium.

“Permitted Convertible Debt Hedge Transaction” means (i) any Permitted Bond Hedge and any Permitted Warrant or (ii) any capped call or similar transaction having substantially the same economic effect as the foregoing.

“Permitted Encumbrances” means:

(a)
Liens imposed by law for Taxes that are not yet overdue for a period of more than thirty (30) days or are being contested in compliance with Section 5.05;
(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(c)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, health, disability, unemployment insurance and other social security laws or regulations;
(d)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)
judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(f)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(g)
any obligations or duties affecting any of the property of the Borrower or the Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;
(h)
Liens arising from precautionary UCC financing statements regarding operating leases; and
(i)
Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted First Lien Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be equal and ratable with the Liens securing the Secured Obligations, one or more intercreditor agreements, each of which shall be on terms which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Borrower and the Collateral Agent in the exercise of reasonable judgment.

“Permitted Foreign Investments” means any of the following, to the extent held in the ordinary course of business and not for speculative purposes; (i) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 364 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any office of any commercial bank organized under the laws of any jurisdiction outside of the United States of America, (ii) euros and Sterling, (iii) investments of the type and maturity described in clauses (a) through (g) of the definition of “Permitted Investments” of foreign obligors, which investments are reasonably appropriate in connection with any business conducted by the Borrower or its Subsidiaries (as determined by the Borrower in good faith) and which investments or obligors (or the parent companies of such obligors) have the ratings described in such clauses or equivalent ratings from S&P and Moody’s and (iv) other short term investments utilized by the Borrower and its Subsidiaries in accordance with normal investment practices for cash management in such country in investments analogous to the investments described in clauses (a) through (g) of the definition of “Permitted Investments” and in this paragraph and which are reasonably appropriate in connection with any business conducted by the Borrower or its Subsidiaries in such country (as determined by the Borrower in good faith).

“Permitted Investments” means:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)
investments in commercial paper maturing within 24 months with an aggregate portfolio weighted-average maturity of twelve months or less from the date of acquisition thereof and having, at such date of acquisition, short-term credit ratings of at least A-2 or P-2 by S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if either S&P or Moody’s ceases publishing ratings of commercial paper issuers generally;
(c)
investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)
money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, and (ii) are rated AAA by S&P and Aaa by Moody’s or invest solely in the assets described in clauses (a) through (d) above;
(f)
municipal (tax-exempt) investments with a maximum maturity of 24 months with an aggregate portfolio weighted-average maturity of twelve months or less (for securities where the interest rate is adjusted periodically (e.g. floating rate securities), the interest rate reset date will be used to determine the maturity date);
(g)
variable rate notes issued by, or guaranteed by, any state agency, municipality or domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within 24 months with an aggregate portfolio weighted-average maturity of twelve months or less from the date of acquisition (the interest rate reset date will be used to determine the maturity date); and
(h)
investments made pursuant to and in accordance with that certain Corporate Investment Policy of Tessera Technologies. Inc., a Delaware corporation, dated December 8, 2014, as may be as amended, supplemented or otherwise modified from time to time.

“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Secured Obligations, one or more intercreditor agreements, each of which shall be on terms which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Borrower and the Collateral Agent in the exercise of reasonable judgment.

“Permitted Warrant” means one or more call options settled through the delivery of cash, Qualified Equity Interests of the Borrower or a combination of cash and Qualified Equity Interests of the Borrower, sold concurrently with the entry into one or more Permitted Bond Hedges and having an initial strike or exercise price (howsoever defined) that is greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.16.

“Pledged Collateral” has the meaning assigned to such term in the Security Agreement.

“Prepayment Event” means:

(a)
any Disposition of any asset of the Borrower or any Restricted Subsidiary pursuant to Section 6.05(b), excluding any Disposition resulting in Net Proceeds not exceeding $50,000,000 for any individual transaction or series of related transactions;
(b)
any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Restricted Subsidiary resulting in Net Proceeds of more than $25,000,000 with respect to such event; or
(c)
the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01 (other than Refinancing Term Loans and Refinancing Notes).

“Prepayment Notice” means a notice of prepayment by the Borrower in accordance with Section 2.08 which shall be, in the case of any such written request, substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Bank of America as its “prime rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, as to any Person, for all Specified Transactions that occur subsequent to the commencement of an applicable measurement period except as set forth in Section 1.05(a), all calculations of the First Lien Net Leverage Ratio, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Interest Coverage Ratio and the Total Net Leverage Ratio will give pro forma effect to such Specified Transactions as if such Specified Transactions occurred on the first day of such measurement period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. Whenever any calculation is made on a Pro Forma Basis hereunder, such calculation shall be made in good faith by a Financial Officer; provided that no such calculation shall include projected cost savings or projected synergies (other than any such projected cost savings or projected synergies related to the Transactions) unless such projected cost savings and projected synergies are (x) based on actions taken or to be taken within eighteen (18) months of the relevant transaction or otherwise consistent with clause (a)(ix)(B) of the definition of “Consolidated EBITDA” and (y) in an amount for any Test Period, when aggregated with the amount of any increase to Consolidated EBITDA for such Test Period pursuant to clause (a)(ix)(B) of the definition of “Consolidated EBITDA”, that does not exceed 25% of Consolidated EBITDA for such Test Period (calculated on a Pro Forma Basis but prior to giving effect to any increase pursuant to this clause (y) or clause (a)(ix)(B) of the definition of “Consolidated EBITDA”).

“Pro Rata Extension Offers” has the meaning assigned to such term in Section 2.19(a).

“Proceeding” has the meaning assigned to such term in Section 9.03(b).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning assigned to such term in Section 9.16.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Qualified Equity Interest” means any Equity Interest other than Disqualified Stock.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinancing” has the meaning assigned to that term in Section 4.01(l).

“Refinancing Amendment” has the meaning assigned to that term in Section 2.20(e).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Notes” means any secured or unsecured notes or loans issued by the Borrower or any Guarantor (whether under an indenture, a credit agreement or otherwise (other than this Agreement)) and the Indebtedness represented thereby; provided that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently repay Term Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Term Loans so repaid and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Latest Maturity Date; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so repaid or the Revolving Credit Commitments so replaced, as applicable; (e) the terms of such Refinancing Notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Credit Commitments so replaced, as applicable (other than (x) in the case of Refinancing Notes in the form of notes, customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default and (y) in the case of Refinancing Notes in the form of loans, customary amortization and mandatory and voluntary prepayment provisions which are, when taken as a whole, consistent in all material respects with, or not materially less favorable to the Loan Parties than, those applicable to the Term Loans repaid and/or Commitments replaced, as the case may be, with such Indebtedness to provide that any such mandatory prepayments as a result of asset sales, events of loss, or excess cash flow, shall be allocated on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with the other Term Loans outstanding pursuant to this Agreement); (f) there shall be no obligor with respect thereto that is not a Loan Party; (g) if such Refinancing Notes are secured, the security agreements relating to such assets shall not extend to any assets not constituting Collateral and shall be no more favorable to the secured party or party, taken as a whole (determined by the Borrower in good faith) than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and such Refinancing Notes shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; and (h) all other terms applicable to such Refinancing Notes other than provisions relating to pricing, rate floors, discounts, fees, interest rate margins, optional prepayment, optional redemption and any other pricing terms (which pricing, rate floors, discounts, fees, interest rate margins, optional prepayment, optional redemption and other pricing terms shall not be subject to the provisions set forth in this clause (h)) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or not materially more favorable to the investors in respect of such Refinancing Notes than, the terms, taken as a whole (determined by the Borrower in good faith), applicable to the Term Loans so reduced or the Revolving Credit Commitments so replaced (except (i) to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date in effect at the time such Refinancing Notes are issued or are otherwise reasonably acceptable to the Administrative Agent, (ii) to the extent Lenders under the corresponding Term Loans or the Revolving Credit Commitments also receive the benefit of such more favorable terms and (iii) that any such Refinancing Notes may contain any financial maintenance covenants, so long as any such covenant shall not be tighter than (or in addition to) those applicable to the Term Loans or Revolving Credit Commitments then outstanding (unless such covenants are also added for the benefit of the Lenders holding the Term Loans or Revolving Credit Commitments then outstanding, which shall not require consent of the Lenders holding the Term Loans or Revolving Credit Commitments then outstanding and which the Administrative Agent shall add upon the issuance of such Refinancing Notes)).

“Refinancing Revolving Credit Commitments” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Revolving Facility” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Revolving Loans” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (a) a US depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under section 25A of the US Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors of the Federal Reserve System under 12 CFR part 211, (d) a non-US branch of a foreign bank managed and controlled by a US branch referred to in clause (c) or (e) any other US or non-US depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto for the purpose of recommending a benchmark rate to replace Term SOFR in loan agreements similar to this Agreement.

“Replacement Revolving Credit Commitments” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Effective Date” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Loans” has the meaning assigned to such term in Section 2.20(c).

“Repricing Event” means (a) any prepayment or repayment of any Initial Term B Loan with the proceeds of any Indebtedness in the form of broadly syndicated term “B” loans, or any conversion of any Initial Term B Loan into any new or replacement tranche of term loans, in each case, with the primary purpose (as determined by the Borrower in good faith) of having an All-in Yield lower than the All-in Yield (excluding for this purpose, upfront fees and original discount on the Initial Term B Loans) of such Initial Term B Loan at the time of such prepayment or repayment or conversion, but excluding any prepayment, repayment or conversion in connection with a (x) Change in Control, (y) Disposition, Acquisition or other similar Investment, in each case, in excess of $250,000,000 or (z) any other Transformative Transaction, or (b) any amendment or other modification of this Agreement that has the primary purpose (as determined by the Borrower in good faith) of, directly or indirectly, reducing the All-in Yield of any Initial Term B Loan, but excluding any amendment or modification in connection with a (x) Change in Control, (y) Disposition, Acquisition or other similar Investment, in each case, in excess of $250,000,000 or (z) any other Transformative Transaction.

“Required Asset Sale Percentage” means, if as of the date the applicable Net Proceeds are received by the Borrower or any applicable Restricted Subsidiary, the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 is (i) greater than 2.25 to 1.00, 100%, (ii) less than or equal to 2.25 to 1.00 but greater than 1.75 to 1.00, 50%, or (iii) less than or equal to 1.75 to 1.00, 0%.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unfunded Commitments representing greater than 50% of the aggregate amount of Credit Exposures and unused Commitments at such time. The Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Credit Commitments or (if the Revolving Credit Commitments have terminated, Revolving Loans) that, taken together, represent more than 50% of the sum of all Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, Revolving Loans at such time). The Revolving Loans and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Rescindable Amount” has the meaning assigned to such term in Section 2.15(g)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, or other similar officer of the Borrower and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property, but excluding any payment made in the ordinary course of business in connection with the satisfaction of tax withholding obligations), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased from time to time pursuant to Section 2.17 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender’s Revolving Credit Commitment is set forth in the Assignment and Assumption, Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. There were no Revolving Credit Commitments as of the Effective Date. After the Effective Date, Classes of Revolving Credit Commitments may be added or created pursuant to Extension Amendments, Incremental Assumption Agreements or Refinancing Amendments.

“Revolving Facility” means the Revolving Credit Commitments of any Class and the extensions of credit made hereunder by the Revolving Lenders of such Class and, for purposes of Section 9.02(b), shall refer to all such Revolving Credit Commitments as a single Class.

“Revolving Facility Maturity Date” means, with respect to any Class of Revolving Credit Commitments, the maturity date specified therefor in the applicable Extension Amendment, Incremental Assumption Agreement or Refinancing Amendment.

“Revolving Lender” means a Lender with a Revolving Credit Commitment.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a). Unless the context otherwise requires, the term “Revolving Loans” shall include the Other Revolving Loans.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory that at such time is itself the subject or target of any comprehensive territorial Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the OFAC, the U.S. Department of State, the U.S. Department of Commerce or by the United Nations Security Council, the European Union, any European Union Member State or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council, the European Union, any European Union Member State or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank, including any such Cash Management Agreement that is in effect on the Effective Date.

“Secured Hedge Agreement” means any Swap Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, including any such Swap Agreement that is in effect on the Effective Date. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantor.

“Secured Obligations” means, collectively, (a) the Obligations, (b) obligations of the Borrower and its Restricted Subsidiaries in respect of any Secured Cash Management Agreement and (c) obligations of the Borrower and its Restricted Subsidiaries in respect of any Secured Hedge Agreement; provided that the Secured Obligations of any Loan Party shall exclude (x) any Excluded Swap Obligations with respect to such Loan Party, including, in the case of clauses (a) through (c), all interest and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding and (y) any Permitted Convertible Debt Hedge Transaction.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement, each sub-agent appointed pursuant to Article VIII hereof by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document and each other Person to which any of the Secured Obligations is owed.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit D dated as of the Effective Date among the Borrower, each Guarantor and the Collateral Agent.

“Security Documents” means the Security Agreement and each other security document or pledge agreement delivered by any Loan Party pursuant to Section 5.11 or Section 5.13 to secure any of the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement or any security agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement and any other document or instrument utilized to pledge as collateral for the Secured Obligations any property of whatever kind or nature.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Special Purpose Entity” means a direct or indirect subsidiary of the Borrower, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Borrower and/or one or more Subsidiaries of the Borrower.

“Specified Representations” means those representations and warranties made by the Borrower, Xperi and TiVo in Sections 3.01(i) (with respect to organizational existence of the Borrower, Xperi and TiVo only), 3.01(ii) (with respect to the entry into the Loan Documents only), 3.02, 3.03(c), 3.09, 3.14, 3.17, the last sentence of 3.19 and 3.20 (with respect to only the Loan Documents delivered on the Effective Date and the collateral-related deliveries and actions made or taken on the Effective Date); provided that such representations shall be made only with respect to the Borrower, Xperi and TiVo only.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Specified Transaction” means (i) any Disposition and any asset acquisition, Investment (or series of related Investments) (including the Mergers and any Permitted Acquisition), in each case, in excess of $25,000,000 (or any similar transaction or transactions), any dividend, distribution or other similar payment, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary and (iii) any incurrence, repayment, repurchase or redemption of Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50%

of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Successor Rate” has the meaning specified in Section 2.11(c).

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, for the avoidance of doubt, any Permitted Convertible Debt Hedge Transaction); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Target Person” has the meaning assigned to such term in the last paragraph of Section 6.04.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means each of the Initial Term B Facility and any Other Term Facility.

“Term Facility Maturity Date” means, as the context may require, (a) with respect to the Initial Term B Facility, the Initial Term B Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Term Loan Amendment, Extension Amendment or Refinancing Amendment.

“Term Loan” means the Initial Term B Loans and/or the Other Term Loans.

“Term Loan Borrowing” means any Initial Term B Borrowing or any Borrowing of Other Term Loans.

“Term Loan Commitment” means the commitment of a Term Loan Lender to make Term Loans, including Initial Term B Loans and/or Other Term Loans, in each case, as set forth on Schedule 1.01A or the applicable Incremental Term Loan Amendment or Refinancing Amendment.

“Term Loan Lender” means a Lender having a Term Loan Commitment or that holds Term Loans.

“Term SOFR” means:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)
for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the date on which (a) all Commitments have expired or been terminated and (b) the principal and interest on each Loan and all fees payable under any Loan Document shall have been paid in full (other than obligations in respect of (i) contingent indemnification and expense reimbursement claims not then due and (ii) Secured Hedge Agreements and Secured Cash Management Agreements).

“Test Period” means each period of four consecutive Fiscal Quarters of the Borrower then last ended (in each case taken as one accounting period).

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the outstanding principal amount of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of such date (after giving effect to any incurrence or prepayment of Indebtedness on such date) (excluding, in any event, Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder) minus all Unrestricted Cash and Cash Equivalents on such date to (b) Consolidated EBITDA for the Test Period ending on such date.

“Transactions” means the Refinancing, the Mergers and other transactions occurring on the Effective Date pursuant to the Merger Agreement and the entering into and initial funding of the Loans as of the Effective Date.

“Transformative Transaction” means any transaction by the Borrower or any Restricted Subsidiary that is not permitted by the terms of this Agreement immediately prior to the consummation of such transaction.

“TWOLF Merger Sub” has the meaning assigned to such term in the first recital hereto.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions and investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the aggregate amount of cash and Permitted Investments on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, excluding cash and Permitted Investments which are or should be listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date (unless such restriction is related to the Loan Documents or the Liens created thereunder).

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below); and (2) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate: (a) any Subsidiary of the Borrower (including any existing Subsidiary and any Subsidiary acquired or formed after the Effective Date) to be an Unrestricted Subsidiary; provided that: (i) such designation shall be deemed an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s (or its Restricted Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an Investment permitted thereby in a Restricted Subsidiary); (ii) immediately after giving effect to such designation, no Event of Default will have occurred and be continuing; and (iii) no Subsidiary of the Borrower that owns Intellectual Property assets or other strategic assets, in each case, that are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, may be designated an Unrestricted Subsidiary; and (b) any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation under this clause (b), no Event of Default will have occurred and be continuing. Any such designation by the Borrower will be notified by the Borrower to the Administrative Agent and the Borrower shall promptly provide to the Administrative Agent a certificate of a Responsible Officer certifying that such designation complied with the applicable foregoing provisions. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time.

“USA PATRIOT Act” has the meaning set forth in Section 9.17.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(b)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means any Subsidiary of the Borrower all the Equity Interests of which (other than directors’ qualifying shares and Equity Interests held by other Persons to the extent such Equity Interests are required by any Requirement of Law to be held by a Person other than the Borrower or one of its Subsidiaries) are owned by the Borrower or one or more Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“XRAY Merger Sub” has the meaning assigned to such term in the first recital hereto.

“Xperi/TiVo Material Adverse Effect” means “Material Adverse Effect” as defined in the Merger Agreement.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)
Notwithstanding anything to the contrary contained in Section 1.03(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018, such lease shall not be considered a capital lease (and obligations in respect of such lease shall not be considered “Capital Lease Obligations”), and all calculations and deliverables (other than financial statements) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “ Term SOFR Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

Section 1.05. Pro Forma Calculations.

(a)
For purposes of any calculation of the First Lien Net Leverage Ratio, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Interest Coverage Ratio or Total Net Leverage Ratio, in the event that any Specified Transaction has occurred during the Test Period for which the First Lien Net Leverage Ratio, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Interest Coverage Ratio or Total Net Leverage Ratio is being calculated or following the end of such Test Period and on or prior to the date of determination, such calculation shall be made on a Pro Forma Basis.
(b)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.06. Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Refinancing Term Loans, Refinancing Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.07. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

Section 2.01. Commitments.

(a)
Subject to the terms and conditions set forth herein each Revolving Lender agrees to make Revolving Loans to the Borrower in dollars from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s aggregate Revolving Loans exceeding such Lender’s Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
(b)
Subject to the terms and conditions set forth herein (i) each Initial Term B Lender as of the Amendment No. ~~3~~4 Effective Date agrees to make Initial Term B Loans to the Borrower in dollars on the Amendment No. ~~3~~4 Effective Date in an amount equal to such Lender’s Initial Term B Loan Commitment and (ii) each Incremental Term Loan Lender with an Incremental Term Loan Commitment agrees to make Incremental Term Loans to the Borrower in dollars on the relevant borrowing date in an amount equal to such Lender’s applicable Incremental Term Loan Commitment. All such Term Loans shall be made on the applicable date by making immediately available funds available to the Administrative Agent’s designated account or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower, not later than the time specified by the Administrative Agent. The full amount of the Initial Term B Loan Commitments must be drawn in a single drawing on the Amendment No. ~~3~~4 Effective Date. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a)
Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under such Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b)
Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.11, 2.12, 2.13, 2.14, 2.16 and 2.18 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)
At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Term SOFR Borrowings outstanding.
(d)
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Term SOFR Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03. Requests for Borrowings. To request a Borrowing (other than a continuation or conversion, which is governed by Section 2.05), the Borrower shall notify the Administrative Agent of such request by e-mail, hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B and signed by the Borrower: (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time (or such later time as is acceptable to the Administrative Agent), three (3) Business Days before the date of the proposed Borrowing (or in the case of any Term SOFR Borrowing to be made on the Effective Date or on the closing date of any Facility, one (1) Business Day before the date of the proposed Borrowing) or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time (or such later time as is acceptable to the Administrative Agent), on the date of the proposed Borrowing; provided, however, if the Borrower wishes to request a Term SOFR Borrowing having an initial Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable Borrowing Request must be received by the Administrative Agent not later than four (4) Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them (and not later than 11:00 a.m., New York City time, three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be made electronically) whether or not the requested Interest Period has been consented to by all the Lenders). Each such electronic Borrowing Request shall be irrevocable and shall be confirmed promptly by e-mail, hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B and signed by the Borrower. Each such telephonic, electronic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)
the aggregate amount of the requested Borrowing;
(ii)
the date of such Borrowing, which shall be a Business Day;
(iii)
whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(iv)
in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)
the location and number of the Borrower’s account or such other account or accounts designated in writing by the Borrower to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Term SOFR Borrowing with a one-month Interest Period. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Funding of Borrowings.

(a)
Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, (or 1:00 p.m., New York City time, in the case of ABR Borrowing where notice thereof is received after 10:00 a.m., New York City time on the date of such Borrowing) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower.
(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Term SOFR Borrowing (or, in the case of any ABR Borrowing, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05. Interest Elections.

(a)
Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by e-mail, hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit G and signed by the Borrower, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by e-mail, hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit G and signed by the Borrower.
(c)
Each electronic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and
(iv)
if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06. Termination and Reduction of Commitments.

(a)
Unless previously terminated in accordance with the terms of this Agreement, the Revolving Credit Commitments shall terminate on the applicable Revolving Facility Maturity Date, and the Initial Term B Loan Commitments shall terminate upon the funding of the Initial Term B Loans.
(b)
The Borrower may at any time terminate or from time to time reduce the Revolving Credit Commitments; provided that (i) each partial reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $5,000,000 (or any such lesser amount as agreed by the Administrative Agent) and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the Revolving Loans of all Lenders would exceed the aggregate Revolving Credit Commitments.
(c)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section not later than 11:00 a.m., New York City time, at least five (5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. A notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or consummation of any other transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Credit Commitments.

Section 2.07. Repayment of Loans; Evidence of Debt.

(a)
The Borrower hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders the then unpaid principal amount of each Borrowing no later than the applicable Maturity Date. Subject to adjustment pursuant to Section 2.08(h), the Borrower shall repay the Initial Term B Loans on (x) each March 31, June 30, September 30 and December 31 to occur during the term of this Agreement (commencing on September 30, 2021) and (y) the Initial Term B Facility Maturity Date or, if any such date is not a Business Day, on the next succeeding Business Day, in an aggregate principal amount of such Initial Term B Loans equal to 1.25% of the aggregate principal amount of such Initial Term B Loans incurred on the Amendment No. ~~3~~4 Effective Date, with the balance of all Initial Term B Loans payable on the Initial Term B Facility Maturity Date. In the event that any Other Term Loans are made, the Borrower shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Term Loan Amendment, Extension Amendment or Refinancing Amendment.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal and interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.08. Prepayment of Loans.

(a)
The Borrower shall have the right at any time and from time to time to prepay (without premium or penalty except with respect to Initial Term B Loans as provided in Section 2.08(f), if applicable) any Borrowing in whole or in part, subject to prior written notice in the form of a Prepayment Notice substantially in the form of Exhibit C and signed by the Borrower, in a minimum amount equal to (i) in the case of any prepayment of Term SOFR Loans, a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or (ii) in the case of any prepayment of ABR Loans, in a principal amount of $500,000 or any integral multiple of $100,000 in excess thereof; provided that the foregoing shall not prohibit prepayment in an amount less than the denominations specified above if the amount of such prepayment constitutes the remaining outstanding balance of the Borrowing being prepaid.
(b)
In the event and on each occasion that any Net Proceeds are received by the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event,” within five (5) Business Days after such Net Proceeds are received by the Borrower or such Restricted Subsidiary), prepay the Initial Term B Loans in an amount equal to (i) in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event,” the Required Asset Sale Percentage of such Net Proceeds or (ii) in the case of a Prepayment Event described in clause (c) of the definition of the term “Prepayment Event,” 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” the Borrower or any Restricted Subsidiary may cause an amount equal to the Net Proceeds from such event (or a portion thereof) to be invested within 365 days after receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds in the business of the Borrower or any of its Restricted Subsidiaries (including to consummate any Permitted Acquisition (or any other acquisition or other Investment permitted hereunder), in which case no prepayment shall be required pursuant to this Section 2.08(b) in respect of the Net Proceeds from such event (or such portion of such Net Proceeds so invested) except to the extent of any such Net Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial

365-day period the Borrower or one or more Restricted Subsidiaries shall have entered into an agreement or binding commitment to invest such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so invested (and no prepayment shall be required to the extent that the aggregate amount of such Net Proceeds that are not reinvested in accordance with this Section 2.08(b) does not exceed $20,000,000 in any fiscal year); provided, further, that the Borrower may use an amount equal to a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Initial Term B Loans and such other Indebtedness.
(c)
In the event that the Borrower has Excess Cash Flow for any fiscal year of the Borrower, commencing with the fiscal year ending December 31, ~~2024~~2025, the Borrower shall, within five (5) Business Days after the date financial statements are required to be delivered pursuant to Section 5.01(a) for such fiscal year, prepay an aggregate principal amount of Initial Term B Loans in an amount equal to the excess of (x) the ECF Percentage of Excess Cash Flow for such fiscal year over (y) the aggregate amount of (i) prepayments of Loans pursuant to Section 2.08(a) during such fiscal year or, at the Borrower’s option and without duplication across periods, after the end of such fiscal year and prior to the date on which any such Excess Cash Flow prepayment is required to be made for such fiscal year; provided that any such prepayment amounts applied to reduce the amount of prepayments required by this Section 2.08(c) in any fiscal year shall not be applied to reduce the amount of prepayments required under this Section 2.08(c) in any other fiscal year and (ii) purchases of Loans pursuant to Section 9.04(f) by the Borrower or any Restricted Subsidiary during such fiscal year (determined by the actual cash purchase price paid by such Person for any such purchase and not the par value of the Loans purchased by such Person) (in each case, other than with the proceeds of Indebtedness and, in the case of any prepayment of Revolving Loans pursuant to Section 2.08(a), only to the extent accompanied by a permanent reduction of Revolving Credit Commitments on a dollar-for-dollar basis); provided that, no prepayment shall be required pursuant to this Section 2.08(c) with respect to any fiscal year of the Borrower unless and to the extent the amount of such prepayment would exceed $10,000,000.
(d)
[Reserved].
(e)
Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to Section 2.08(h). Mandatory prepayments shall be applied without premium or penalty. Notwithstanding the foregoing, any Initial Term B Lender may elect, by notice to the Administrative Agent by e-mail, hand delivery or facsimile at least one (1) Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section or a prepayment pursuant to clause (c) of the definition of “Prepayment Event,” which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined may be retained by the Borrower (the “Declined Proceeds”).

(f)
In the event any Initial Term B Loans are subject to a Repricing Event prior to the date that is six (6) months after the Amendment No. ~~3~~4 Effective Date, then each Lender whose Initial Term B Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Initial Term B Loans pursuant to Section 2.16, in each case in connection with such Repricing Event or which holds an Initial Term B Loan the All-in Yield of which is reduced as a result of such Repricing Event shall be paid an amount equal to 1.00% of the aggregate principal amount of such Lender’s Initial Term B Loans so prepaid, repaid, assigned or repriced.
(g)
In the event and on each occasion that the aggregate principal amount of Revolving Loans exceeds the total Revolving Credit Commitments, the Borrower shall prepay the Borrowings under the Revolving Facility in an aggregate principal amount equal to such excess.
(h)
The Borrower shall notify (or, in the case of prepayments under Section 2.08(b) and (c), the Borrower shall use commercially reasonable efforts to notify) the Administrative Agent by delivery of a Prepayment Notice (which may be delivered by e-mail) of any prepayment of a Borrowing hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of such prepayment (or such later time as the Administrative Agent may agree), and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. If a notice of optional prepayment is conditioned upon the effectiveness of other credit facilities or consummation of any other transaction, then such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, and each prepayment of a Term Loan Borrowing pursuant to Section 2.08(a) shall be applied to the remaining scheduled payments of the applicable Term Loans included in the prepaid Term Loan Borrowing in such order as directed by the Borrower, but absent such direction, in direct order of maturity. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and in the case of any prepayment of Term SOFR Loans pursuant to this Section 2.08 on any day prior to the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount) pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.13. Each prepayment of Initial Term B Loans pursuant to Sections 2.08(b) and (c) shall be applied to the remaining scheduled amortization payments of the Initial Term B Loans in direct order of maturity.
(i)
Notwithstanding the foregoing, if the Borrower reasonably determines in good faith that any amounts attributable to Foreign Subsidiaries that are required to be prepaid pursuant to Section 2.08(b) or (c) would result in material adverse tax consequences or are prohibited or delayed by any Requirement of Law (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) from being repatriated to the Borrower, then the Borrower and its Restricted Subsidiaries shall not be required to prepay such amounts as required under Section 2.08(b) or (c) for so long as such material tax consequences exist or the applicable Requirement of Law will not permit repatriation to the Borrower, as applicable.

Section 2.09. Fees.

(a)
The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a commitment fee in dollars, which shall accrue at the Applicable Commitment Fee Rate (if applicable) on the daily amount of the unused Revolving Credit Commitment of such Revolving Lender during the Availability Period. Accrued commitment fees shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year and on the Revolving Facility Maturity Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)
The Borrower shall pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)
All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.10. Interest.

(a)
The Revolving Loans comprising each ABR Revolving Borrowing shall bear interest at the Base Rate plus the Applicable Margin for ABR Revolving Loans. The Initial Term B Loans comprising each ABR Term Loan Borrowing shall bear interest at the Base Rate plus the Applicable Margin for ABR Initial Term B Loans.
(b)
The Revolving Loans comprising each Term SOFR Revolving Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin for Term SOFR Revolving Loans. The Initial Term B Loans comprising each Term SOFR Term Loan Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin for Term SOFR Initial Term B Loans.
(c)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise (or if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Initial Term B Loans as provided in paragraph (a) of this Section.
(d)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate (including ABR Loans determined by reference to Term SOFR) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11. Inability to Determine Rates.

(a)
If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof,
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan and (y) the circumstances described in Section 2.11(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”); or
(ii)
the Administrative Agent or the Required Lenders determine that for any reason the Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended, (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 2.11(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice (which the Administrative Agent agrees promptly to do upon determination by the Administrative Agent or the Required Lenders that the circumstances giving rise to such notice no longer exist). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

(b)
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.11(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 2.11(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
(c)
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination shall be conclusive absent manifest error), that:
(i)
adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide Term SOFR after such specified date (such specified date, the “Scheduled Unavailability Date”); or
(iii)
syndicated loans currently being executed, or that include language similar to that contained in this Section 2.11, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace Term SOFR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace Term SOFR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended, (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) the Term SOFR component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

Section 2.12. Increased Costs.

(a)
If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Term SOFR);
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) with respect to its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or to such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount), then, within 10 days following request of such Lender or such other Recipient (accompanied by a certificate in accordance with paragraph (c) of this Section), the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that such Person shall only be entitled to seek such additional amounts if such Person is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities to the extent it is entitled to do so.

(b)
If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered within 10 days following request of such Lender (accompanied by a certificate in accordance with paragraph (c) of this Section); provided that such Person shall only be entitled to seek such additional amounts if such Person is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities to the extent it is entitled to do so.
(c)
A certificate of a Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(h) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (but not lost profits) within 10 days following request of such Lender (accompanied by a certificate described below in this Section). A certificate of any Lender setting forth in reasonable detail the basis for and computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14. Taxes.

(a)
Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax in respect of any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)
Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
[Reserved].
(e)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)
Without limiting the generality of the foregoing,
(a)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(b)
any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, two executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
two executed originals of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no interest payments under any Loan Documents are effectively connected with such Foreign Lender’s conduct of a United States trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner (e.g., where the Lender is a partnership or a participating Lender), two executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of such direct and indirect partner(s);
(c)
any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)
if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.14(f) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 2.14(f).

(g)
.Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this Section the payment of which would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h)
. Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Agent’s Clawback.

(a)
The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to the time expressly required hereunder for such payment or, if no such time is expressly required, prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day solely for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the applicable account designated by the Administrative Agent to the Borrower in a notice delivered to the Borrower, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)
If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of subclause (b) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.15(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.
(d)
[Reserved.]
(e)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(f)
Any proceeds of any Collateral securing the Secured Obligations in connection with any enforcement or any bankruptcy or insolvency proceeding shall be applied, subject to any applicable Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents from the Loan Parties, second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties, third, to pay interest and commitment fees then due and payable hereunder ratably, fourth, to prepay principal on the Loans and to pay any amounts owing with respect to the Secured Cash Management Agreements and Secured Hedge Agreements, ratably (with amounts applied to any such Term Loans applied to installments of the Term Loans ratably in accordance with the then outstanding amounts thereof) and fifth, to the payment of any other Secured Obligation due to any Secured Party.

Notwithstanding the foregoing in this Section 2.15(f), amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

(g)
(i) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due.
(ii)
With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(iii)
A notice of the Administrative Agent to any Lender with respect to any amount owing by any Lender under this clause (g) shall be conclusive, absent manifest error.

Section 2.16. Mitigation Obligations; Replacement of Lenders.

(a)
If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment within 10 days following request of such Lender (accompanied by reasonable back-up documentation relating thereto).
(b)
If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) above, or if any Lender is a Defaulting Lender, a Non-Consenting Lender or any Lender refuses to make an Extension Election pursuant to Section 2.19, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments made pursuant to Sections 2.12 and 2.14) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of the applicable Loans or Commitments, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.08(f)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.17. Incremental Commitments.

(a)
At any time prior to the Latest Maturity Date, the Borrower may from time to time, by written notice to the Administrative Agent (which the Administrative Agent shall promptly furnish to each Lender), request that one or more Persons (which may include the then-existing Lenders; provided that no Lender shall be obligated to provide such Incremental Commitments and may elect or decline in its sole discretion to provide Incremental Commitments) establish one or more Incremental Revolving Credit Commitments and/or one or more Incremental Term Loan Commitments under this paragraph (a), it being understood that (x) if such Incremental Commitment is to be provided by a Person that is not already a Lender, the Administrative Agent shall have consented to such Person being a Lender hereunder to the extent such consent would be required pursuant to Section 9.04(b) in the event of an assignment to such Person (such consent not to be unreasonably withheld or delayed) and (y) the Borrower may agree to accept less than the amount of any proposed Incremental Commitment. The minimum aggregate principal amount of any Incremental Commitment shall be $5,000,000 (or such lesser amount as may be agreed by the Administrative Agent). In no event shall the aggregate amount of all Incremental Commitments pursuant to this paragraph (a) (when taken together with any Incremental Equivalent Debt incurred prior to such date) exceed an amount equal to the sum, as of any date of determination, of (i) the greater of (x) $250,000,000 and (y) 75% of Consolidated EBITDA for the most recently ended Test Period for which financial statements are available (calculated on a Pro Forma Basis) as of such date, (ii) the aggregate principal amount of (x) voluntary prepayments of the Term Loans and any Incremental Equivalent Debt and purchases and repurchases of Term Loans made pursuant to Section 9.04(f) and (y) voluntary prepayments of any Revolving Loans to the extent accompanied by a dollar-for-dollar permanent reduction in the Revolving Credit Commitments with respect thereto, in each case under clauses (x) and (y), other than prepayments from proceeds of long-term Indebtedness and occurring on or prior to such date and (iii) an unlimited amount so long as on the date of incurrence of such Incremental Commitment, in the case of this clause (iii), the First Lien Net Leverage Ratio does not exceed 2.25 to 1.00 on a Pro Forma Basis (but without giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under clause (i) or clause (ii) above) (in the case of any Incremental Revolving Credit Commitments, calculated assuming the full amount available thereunder is drawn) (with any Incremental Equivalent Debt under Section 6.01(h) being deemed to constitute Indebtedness secured on a pari passu basis with the Initial Term B Facility for the purposes of calculating the First Lien Net Leverage Ratio even though not so secured); provided that (A) the cash and Permitted Investments constituting the proceeds received in respect of such Incremental Loans or Incremental Commitments shall not be included as Unrestricted Cash and Cash Equivalents for purposes of determining the First Lien Net Leverage Ratio pursuant to this clause (iii), (B) the Borrower shall be deemed to have utilized the amounts under clause (ii) prior to using the amounts under clause (i) or (iii) and the Borrower shall be deemed to have utilized the amounts under clause (iii) (to the extent compliant therewith) prior to utilization of the amounts under clause (i), and (C) if any Indebtedness is intended to be incurred under clause (iii) and clause (i) or clause (ii) in a single transaction or series of related transactions, (a) the incurrence of the portion of such Indebtedness to be incurred or implemented under clause (iii) shall be calculated first without giving effect to any Indebtedness to be incurred under clause (i) or clause (ii), but giving full pro forma effect to the use of proceeds of the entire amount of such Indebtedness and (b) the incurrence of the portion of such Indebtedness to be incurred or implemented under clause (i) and/or clause (ii) shall be calculated thereafter. The Borrower may arrange for one or more Persons, which may include any Lenders, to extend Incremental Revolving Credit Commitments, provide Incremental Term Loan Commitments or increase their applicable existing Term Loans or Revolving Credit Commitments in an aggregate amount equal to the amount of the Incremental Commitment. In the event that one or more of such Persons offer to enter into such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments, as applicable, and such Persons, the Loan Parties, the Borrower and the Administrative Agent agree as to the amount of such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments, as applicable, to be allocated to the respective Persons making such offers and the fees (if any) to be payable by the Borrower in connection therewith, such Persons and the Administrative Agent shall execute and deliver an Incremental Assumption Agreement or Incremental Term Loan Amendment, as applicable. Incremental Term Loans may be made hereunder pursuant to an amendment, supplement or amendment and restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by Loan Parties, each Lender participating in such tranche, each Person joining this Agreement as Lender by participation in such tranche, if any, and the

Administrative Agent. Each Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.17.

Notwithstanding the foregoing, no Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective under this Section 2.17 unless on the proposed date of the effectiveness of such Incremental Commitment (i) the Administrative Agent shall have received a certificate dated such date and executed by a Financial Officer of the Borrower that, subject to the proviso set forth below, the conditions set forth in paragraphs (a) and (c) of Section 4.02 shall have been satisfied and (ii) the Administrative Agent shall have received documents from the Borrower consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower to borrow hereunder after giving effect to such Incremental Commitment; provided that, with respect to any Incremental Commitment incurred for the primary purpose of financing a Limited Condition Acquisition (“Acquisition-Related Incremental Commitments”), clause (i) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of effectiveness of the related Limited Condition Acquisition Agreement, no Event of Default or Default is in existence or would result from entry into such Limited Condition Acquisition Agreement, (2) as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 is in existence immediately before or immediately after giving effect (including on a Pro Forma Basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, and (3) as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Administrative Agent and the Borrower) shall be true and correct in all material respects (or in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Commitment. Nothing contained in this Section 2.17 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide or increase its Revolving Credit Commitment hereunder, or provide Incremental Term Loans, at any time.

(b)
The Loan Parties and each Incremental Term Loan Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Loan Lender and/or Incremental Revolving Credit Commitment of such Incremental Revolving Lender. Each Incremental Amendment shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Credit Commitments; provided that:
(i)
any commitments to make Incremental Term Loans in the form of additional Initial Term B Loans shall have the same terms as the Initial Term B Loans, and shall form part of the same Class of Initial Term B Loans and any commitments to make Term Loans with pricing, maturity, amortization and/or other terms different from the Initial Term B Loans (“Other Incremental Term Loans”) shall be subject to compliance with clauses (ii) through (vi) below,
(ii)
the Other Incremental Term Loans incurred pursuant to clause (a) of this Section 2.17 shall be secured by Liens that rank equal in priority with the Liens securing the existing Loans,

(iii)
the final maturity date of any such Other Incremental Term Loans (other than any bridge financing converting to, or intended to be refinanced by, Indebtedness that complies with the maturity date requirement in this clause (iii)) shall be no earlier than the Latest Maturity Date applicable to Term Loans in effect at the date of incurrence of such Other Incremental Term Loans, and, except as to pricing, amortization, final maturity date and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Borrower and the Incremental Term Loan Lenders in their sole discretion), shall have terms, to the extent not consistent with the Initial Term B Loans, shall not be more favorable, taken as a whole, to the lenders providing such Incremental Term Loans than the terms of the Initial Term B Loans,
(iv)
the Weighted Average Life to Maturity of any such Other Incremental Term Loans (other than any bridge financing converting to, or intended to be refinanced by, Indebtedness that complies with the Weighted Average Life to Maturity requirement in this clause (iv)) shall be no shorter than the remaining Weighted Average Life to Maturity of the then outstanding Term Loans with the longest remaining Weighted Average Life to Maturity,
(v)
there shall be no borrower (other than the Borrower) or guarantor (other than the Guarantors) in respect of any Incremental Term Loan Commitments or Incremental Revolving Credit Commitments,
(vi)
Other Incremental Term Loans and Incremental Revolving Credit Commitments shall not be secured by any asset of the Borrower or its Subsidiaries other than the Collateral, and
(vii)
the interest rate margins and (subject to clause (iv) above) amortization schedule applicable to the Loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Incremental Revolving Lenders or Incremental Term Loan Lenders; provided that in the event that the All-in Yield for any Incremental Term Loan incurred by the Borrower prior to that date that is twelve (12) months after the Amendment No. 1 Effective Date is higher than the All-in Yield for the outstanding Initial Term B Loans hereunder immediately prior to the incurrence of the applicable Incremental Term Loans by more than 50 basis points, then the effective interest rate margin for the Initial Term B Loans at the time such Incremental Term Loans are incurred shall be increased to the extent necessary so that the All-in Yield for the Initial Term B Loans is equal to the All-in Yield for such Incremental Term Loans minus 50 basis points.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments evidenced thereby as provided for in Section 9.02. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.17 and any such Collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent and/or the Collateral Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all

Revolving Loans in respect of Incremental Revolving Credit Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Loans on a pro rata basis.

Notwithstanding anything to the contrary, this Section 2.17 shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.

Section 2.18. Defaulting Lenders.

(a)
.Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
.Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders.”
(ii)
.Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or Section 2.08(f) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
.Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)
.Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans of the applicable Class to be held pro rata by the Lenders in accordance with the Commitments of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)
Termination of a Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Revolving Lender that is a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.18(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

Section 2.19. Extensions of Loans and Commitments.

(a)
Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Credit Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Credit Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans); provided that any Lender offered or approached to provide an Extension (as defined below), may elect to or decline in its sole discretion to provide an Extension. For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Credit Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Other Revolving Credit Commitment for such Lender if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment,” and any Revolving Loan made pursuant to such Extended Revolving Credit Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Credit Commitment shall become effective (the “Extension Election”), which shall be a date not earlier than ten (10) Business Days after the date on which notice is delivered to the Administrative Agent nor later than sixty (60) days after the date of such Extension notice (or such shorter or longer period agreed to by the Administrative Agent in its reasonable discretion).
(b)
The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify and is reasonably acceptable to the Borrower to evidence the Extended Term Loans and/or Extended Revolving Credit Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Credit Commitments; provided, that (i) no Default shall have occurred and be continuing at the time the offering document in respect of a Pro Rata Extension Offer is delivered to the Lenders, (ii) the representations and warranties set forth in Article III shall be true and correct in all material respects (or in all respects if qualified by materiality) as of the date of effectiveness of the Extension Amendment, (iii) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (iv) and (v) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates and (vi) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Credit Commitment shall have (x) the same terms as the existing Class of Revolving Credit Commitments from which they are extended or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Credit Commitments evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.
(c)
Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment.

(d)
Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.19), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Credit Commitment), (iii) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Credit Commitment implemented thereby, (iv) all Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended and (v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans or Extended Revolving Credit Commitments.
(e)
Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Notwithstanding anything to the contrary, this Section 2.19 shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.

Section 2.20. Refinancing Amendments.

(a)
Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), one or more additional Facilities (each, a “Refinancing Revolving Facility”) providing for revolving credit commitments (“Refinancing Revolving Credit Commitments” and the revolving loans thereunder, “Refinancing Revolving Loans”) or Refinancing Notes pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, all Net Proceeds of which are used to refinance in whole or in part any Class of Term Loans or any class of Revolving Credit Commitments. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans, the Refinancing Revolving Credit Commitments or Refinancing Notes shall be made or become effective, as applicable, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:
(i)
immediately before and immediately after giving effect to the borrowing of such Refinancing Term Loans and the establishment of any Refinancing Revolving Credit Commitments on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)
the final maturity date of the Refinancing Term Loans or Refinancing Notes shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans and no Refinancing Revolving Credit Commitment shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Credit Commitments being refinanced;
(iii)
the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;
(iv)
(A) the aggregate principal amount of the Refinancing Term Loans or Refinancing Notes shall not exceed the outstanding principal amount of the refinanced Term Loans and (B) after giving effect to the establishment of any Refinancing Revolving Credit Commitments and any concurrent reduction in the aggregate amount of any other Revolving Credit Commitments, the aggregate amount of the Refinancing Revolving Credit Commitments shall not exceed the aggregate amount of the Revolving Credit Commitments outstanding immediately prior to the applicable Replacement Effective Date, in each case under clauses (A) or (B) above, plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;
(v)
all other terms applicable to such Refinancing Term Loans, Refinancing Revolving Facility or Refinancing Notes (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Notes, as applicable) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Initial Term B Loans (except to the extent such covenants and other terms apply solely to any period after the then applicable Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent); provided that any such Refinancing Term Loans, Refinancing Revolving Facilities or Refinancing Notes may contain any financial maintenance covenants, so long as any such covenant shall not be more restrictive to the Borrower than (or in addition to) those applicable to the Term Loans or Revolving Credit Commitment then outstanding (unless such covenants are also added for the benefit of the Lenders, which shall not require consent of the Lenders holding the Term Loans or Revolving Credit Commitments then outstanding and which the Administrative Agent shall add to this Agreement effective on such Refinancing Effective Date);
(vi)
there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans, Refinancing Revolving Facilities and Refinancing Notes;
(vii)
Refinancing Term Loans, Refinancing Revolving Credit Commitments and Refinancing Notes shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral; and

(viii)
Refinancing Term Loans and Refinancing Notes may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment.
(b)
The Borrower may approach any Lender or any other Person that would be a permitted assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Notes; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Notes may elect or decline, in its sole discretion, to provide a Refinancing Term Loan, Refinancing Revolving Credit Commitments or Refinancing Notes. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.
(c)
Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (each, a “Replacement Revolving Facility”) providing for revolving commitments (“Replacement Revolving Credit Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Credit Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Credit Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that (i) immediately before and immediately after giving effect to the establishment of such Replacement Revolving Credit Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied, (ii) after giving effect to the establishment of any Replacement Revolving Credit Commitments and any concurrent reduction in the aggregate amount of any other Revolving Credit Commitments, the aggregate amount of Revolving Credit Commitments shall not exceed the aggregate amount of the Revolving Credit Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith; (iii) no Replacement Revolving Credit Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Credit Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to fees, interest rates and other pricing terms) and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Credit Commitments and taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, those, taken as a whole, applicable to the Revolving Credit Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent); provided that any such Replacement Revolving Facilities may contain any financial maintenance covenants, so long as any such covenant shall not be tighter than (or in addition to) those applicable to the Term Loans or Revolving Credit Commitment then outstanding (unless such covenants are also added for the benefit of the Lenders holding the Term Loans or Revolving Credit Commitments then outstanding, which shall not require consent of the Lenders holding the Term Loans or Revolving Credit Commitments then outstanding and which the Administrative Agent shall add to this Agreement upon the applicable Replacement Revolving Facility Effective Date); (v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantor) in respect of such Replacement Revolving Facility; and (vi) Replacement Revolving Credit Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral.
(d)
The Borrower may approach any Lender or any other Person that would be a permitted assignee of a Revolving Credit Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Credit Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment. Any Replacement Revolving Credit Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Credit Commitments.
(e)
The Borrower and each Lender providing the applicable Refinancing Term Loans, Refinancing Revolving Credit Commitments and/or Replacement Revolving Credit Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify and is reasonably acceptable to the Borrower to evidence such Refinancing Term Loans, Refinancing Revolving Credit Commitments and/or Replacement Revolving Credit Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan, (B) if a Lender is providing a Refinancing Revolving Credit Commitment, such Lender will be deemed to have an Other Revolving Credit Commitment having the terms of such Refinancing Revolving Credit Commitment and (C) if a Lender is providing a Replacement Revolving Credit Commitment, such Lender will be deemed to have an Other Revolving Credit Commitment having the terms of such Replacement Revolving Credit Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.20), (i) no Refinancing Term Loan, Refinancing Revolving Credit Commitment or Replacement Revolving Credit Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan, Refinancing Revolving Credit Commitment or Replacement Revolving Credit Commitment at any time or from time to time other than those set forth in clauses (a) or (c) above, as applicable, and (iii) all Refinancing Term Loans, Refinancing Revolving Credit Commitments, Replacement Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the other Secured Obligations.

Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01. Organization. Each of the Borrower and its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation, and (ii) has the requisite power and authority to conduct its business as it is presently being conducted, except in the case of clause (i) (other than with respect to any Loan Party), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries are qualified and licensed in all jurisdictions where they are required to be so qualified or licensed to operate their business and where the failure to so qualify or be licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, constitutes, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable against the Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of the Loan Documents by each Loan Party party thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been (or, in the case of filings relating to the consummation of the Mergers, substantially contemporaneously with the funding of the Loans on the Effective Date will be) obtained or made and are (or will so be) in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or (ii) any applicable Order of any Governmental Authority, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the Organizational Documents of any Loan Party, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness binding upon the Borrower or any of its Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries (other than pursuant to a Loan Document) except to the extent such violation, default or right, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

Section 3.04. Financial Statements; No Material Adverse Change.

(a)
The Borrower has heretofore made available to the Lenders (i) Xperi’s consolidated balance sheet and statements of operations, equity and cash flows as of and for the fiscal year ended December 31, 2019, reported on by PricewaterhouseCoopers LLP, an independent certified public accountant, and (ii) Xperi’s condensed consolidated balance sheet and statements of operations and cash flows as of and for the Fiscal Quarter and the portion of the fiscal year ended March 31, 2020. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Xperi and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in each of clauses (i) and (ii) above.
(b)
The Borrower has heretofore made available to the Lenders (i) TiVo’s consolidated balance sheet and statements of operations, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2019, reported on by Ernst & Young LLP, an independent certified public accountant, and (ii) TiVo’s condensed consolidated balance sheet and statements of operations and cash flows as of and for the Fiscal Quarter and the portion of the fiscal year ended March 31, 2020. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of TiVo and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in each of clauses (i) and (ii) above.
(c)
The Borrower has heretofore made available to the Lenders a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Borrower and its consolidated Subsidiaries as of and for the period of twelve consecutive months ended March 31, 2020, prepared giving effect to the Transactions as if the Transactions had occurred on such date, in the case of such balance sheet, or at the beginning of such period, in the case of such statements of operations. Such pro forma consolidated balance sheet and pro forma statement of operations present fairly, in all material respects, the pro forma financial position and results of operations of the Borrower and its consolidated Subsidiaries as of and for the period of twelve consecutive months ended on March 31, 2020, as if the Transactions had occurred on such date or at the beginning of such period, as the case may be; provided that such pro forma consolidated balance sheet and consolidated statement of operations need not comply with the requirements of Regulation S-X under the Securities Act, as amended, or include adjustments for purchase accounting or any reconciliation to GAAP.
(d)
Since December 31, 2020, there has been no event, circumstance or condition that has had or would reasonably be expected to have a material adverse change in the business, assets, property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole.

Section 3.05. Properties. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and tangible personal property material to its business, except (i) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) as individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a)
There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)
Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07. Compliance with Laws. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or possesses the right to use, all Intellectual Property reasonably necessary for the conduct of its business as currently conducted, except for those the failure to own or possess the right to use which would not reasonably be expected to result in a Material Adverse Effect. (a) The operation of the Borrower’s and its Restricted Subsidiaries’ respective businesses, including the use of Intellectual Property, by the Borrower and its Restricted Subsidiaries, does not infringe on or violate the rights of any Person, (b) no Intellectual Property of the Borrower or any of its Restricted Subsidiaries is being infringed upon or violated by any Person in any material respect, and (c) no claim is pending or threatened in writing challenging the ownership, use or the validity of any Intellectual Property of the Borrower or any Restricted Subsidiary, except for infringements, violations and claims referred to in the foregoing clauses (a), (b) and (c) that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09. Investment Company Status. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.10. Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as a withholding agent), except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves (to the extent required by GAAP) or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA.

Section 3.12. Labor Matters. On the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened in writing that would reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Requirements of Law dealing with such matters in any manner that would reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower and its Restricted Subsidiaries except to the extent non-payment or failure to accrue would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries is bound that would reasonably be expected to have a Material Adverse Effect.

Section 3.13. Insurance. The properties of the Borrower and each of its Restricted Subsidiaries are insured with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

Section 3.14. Solvency. Immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower (on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinate, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower (on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, as such debts and other liabilities become absolute and matured; (c) the Borrower (on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinate, contingent or otherwise as they become absolute and matured; and (d) the Borrower (on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.15. Subsidiaries. Schedule 3.15 sets forth, as of the Effective Date after giving effect to the Mergers, (a) the name, type of organization and jurisdiction of organization of each direct Subsidiary of each Loan Party, (b) the percentage of each class of Equity Interests owned by each Loan Party in each of its direct Subsidiaries and (c) each joint venture in which any Loan Party owns any Equity Interests, and identifies each such direct Subsidiary of a Loan Party that is a Guarantor, in each case as of the Effective Date after giving effect to the Mergers.

Section 3.16. Disclosure. None of the reports, financial statements, certificates or other written information (other than projections, financial estimates, forecasts and other forward-looking information, and other information of a general economic or industry specific nature) furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Loan Document or delivered hereunder, when furnished and taken as a whole (as modified or supplemented by other information so furnished), contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, taken as a whole in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information furnished by or on behalf of the Borrower or any of its

Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Loan Document or delivered hereunder, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time (it being understood that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material).

Section 3.17. Federal Reserve Regulations. No part of the proceeds of any Loan will be used by the Borrower or any Restricted Subsidiary in any manner that would result in a violation of Regulation U or Regulation X. Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

Section 3.18. Use of Proceeds. The proceeds of the Loans made on the Effective Date shall be used to (i) consummate the Refinancing, (ii) pay fees and expenses incurred in connection with the Transactions and (iii) to the extent such proceeds remain after application under clauses (i) and (ii), for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents. The proceeds of the Initial Term B Loans made on the Amendment No. ~~3~~4 Effective Date shall be used to refinance, in full, all Loans outstanding under this Agreement immediately prior to the Amendment No. ~~3~~4 Effective Date.

Section 3.19. Anti-Corruption Laws; Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and, to the knowledge of the Borrower, its and its Restricted Subsidiaries’ respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Restricted Subsidiary or, to the knowledge of the Borrower after due inquiry, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Restricted Subsidiary that will act in any capacity in connection with or benefit from the Facilities established hereby, is a Sanctioned Person. No Borrowing or proceeds of any Loan will be used in a manner that violates any Anti-Corruption Law or applicable Sanctions.

Section 3.20. Security Documents.

(a)
Each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral to the extent described therein and that a security interest in such Collateral can be created under the UCC. As of the Effective Date, in the case of the Pledged Collateral described in the Security Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the Security Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement when financing statements are filed in the applicable filing offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Encumbrances or as otherwise permitted by Section 6.02) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent a security interest in such Collateral can be created under the UCC, as security for the Secured Obligations to the extent perfection in such Collateral can be obtained by filing Uniform Commercial Code financing statements or possession of such certificates or promissory notes, in each case prior and superior in right to the Lien of any other Person (except Permitted Encumbrances or as otherwise permitted by Section 6.02).
(b)
When the Security Agreement or a short form thereof is filed and recorded in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States registered trademarks and United States issued patents, United States trademark and patent applications and United States registered copyrights, in each case prior and superior in right to the Lien of any other Person, except for Permitted Encumbrances or as otherwise permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and issued patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Effective Date or any U.S. intent-to-use trademark applications that are no longer after the Effective Date, deemed Excluded Property).

ARTICLE IV

Conditions

Section 4.01. Effective Date. The obligations of the Lenders to make the Initial Term B Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)
The Administrative Agent (or its counsel) shall have received from the Borrower either (i) a counterpart of this Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this Agreement) that the Borrower has signed a counterpart of this Agreement.
(b)
The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties. The Borrower hereby requests such counsel to deliver such opinion.
(c)
The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
(d)
The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower in connection with this Agreement on or prior to the Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (in each case, which amounts may be offset against the proceeds of the Initial Term B Facility).
(e)
The Administrative Agent shall have received promissory notes for each of the Lenders who requested such notes at least three (3) Business Days prior to the Effective Date.
(f)
The Collateral and Guarantee Requirement shall have been satisfied; provided that if to the extent any security interest in Collateral (including the creation or perfection of any security interest) (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates, if any, evidencing equity interests of any Domestic Subsidiary (other than any Excluded Subsidiary) of the Borrower and the Guarantors that is part of the Collateral) is not perfected or provided on the Effective Date after the Loan Parties’ use of commercially reasonable efforts to do so without undue burden or expense, the provision and perfection of such Collateral and security interest shall not constitute a condition precedent to the availability of the Initial Term B Loans on the Effective Date but shall be required to be perfected or provided in accordance with Section 5.13.
(g)
[Reserved].
(h)
The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I and signed by a Financial Officer confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions to occur on the Effective Date.
(i)
The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information required with respect to the Loan Parties by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Effective Date.
(j)
The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(k)
The Administrative Agent shall have received the financial statements referred to in Section 3.04(a)and (b).
(l)
The Mergers shall have been, or shall substantially concurrently with the initial credit extension on the Effective Date be, consummated in all material respects in accordance with the Merger Agreement (without giving effect to any amendment, change or supplement or waiver of any provision thereof in any manner that is materially adverse to the interests of the Lenders in their capacities as such, except to the extent that the Majority Lead Arrangers (as defined in the Commitment Letter) have previously consented thereto in writing) (such consent not to be unreasonably withheld, delayed or conditioned).

(m)
Prior to or substantially concurrently with the initial credit extension on the Effective Date, all indebtedness under that certain (i) Credit and Guaranty Agreement, dated as of November 22, 2019, by and among TiVo, the guarantors party thereto, the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent, (ii) ABL Credit and Guaranty Agreement, dated as of November 22, 2019, by and among TiVo, the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and Wells Fargo Bank, National Association, as co-collateral agent, and (iii) Credit Agreement, dated as of December 1, 2016, among Xperi, the lenders party thereto and Royal Bank of Canada, as administrative agent and collateral agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified through the Effective Date, shall have been discharged and paid in full, and all commitments thereunder (if applicable), security interests and guaranties in connection therewith (if any) shall have been terminated and released (the “Refinancing”).
(n)
Since the date of the Merger Agreement, there shall not have occurred and be continuing a Xperi/TiVo Material Adverse Effect with respect to Xperi, TiVo and their respective Subsidiaries, taken as whole.
(o)
(i) The Specified Representations shall be true and correct in all material respects on and as of the Effective Date; and (ii) the Merger Agreement Representations shall be true and correct in all respects on and as of the Effective Date, provided that this clause (o)(ii) shall be deemed satisfied unless Xperi (or its Affiliate) or TiVo (or its Affiliate) has the right (taking into account any applicable notice and cure provisions) to terminate its (or such Affiliate’s) obligations under the Merger Agreement or decline to consummate the Mergers (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties.
(p)
The Administrative Agent shall have received a request for a Borrowing as required by Section 2.03.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02).

Section 4.02. Each Credit Event After the Effective Date. Subject to Section 1.05(b), the obligation of each Lender to make a Loan after the Effective Date (excluding any Interest Election Request), is subject to the satisfaction of the following conditions:

(a)
The representations and warranties of each Loan Party set forth in this Agreement and any other Loan Document shall be true and correct in all material respects (or in all respects to the extent that any representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date.
(b)
The Administrative Agent shall have received a request for a Borrowing as required by Section 2.03.
(c)
At the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

Each Loan made after the Effective Date (excluding any Interest Election Request) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (c) of this Section; provided, however, that the conditions set forth in this Section 4.02 shall not apply to (i) any Incremental Loan and/or (ii) any Loan under any Refinancing Amendment unless in each case the Lenders in respect thereof have required satisfaction of the same in the applicable Incremental Amendment or Refinancing Amendment, as applicable.

ARTICLE V

Affirmative Covenants

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, for distribution to each Lender:

(a)
within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2020, the audited consolidated balance sheet as of the end of such fiscal year and related consolidated statements of operations, equity and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth (other than the fiscal year ending December 31, 2020 (with respect to which, for the avoidance of doubt, no comparative consolidated figures will be required)) in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception, qualification or explanatory paragraph with respect to or resulting from the maturity of any Indebtedness of the Borrower or its Subsidiaries, the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries or any potential inability to satisfy any financial covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)
within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Borrower (commencing with the Fiscal Quarter ended June 30, 2020), the consolidated balance sheet as of the end of such Fiscal Quarter and related consolidated statements of operations and cash flows for such Fiscal Quarter and the then elapsed portion of the fiscal year, setting forth (other than the Fiscal Quarters ended June 30, 2020, September 30, 2020 and March 31, 2021 (with respect to which, for the avoidance of doubt, no comparative consolidated figures will be required)) in each case in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, of the Borrower and its consolidated Subsidiaries, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
(i) concurrently with any delivery of financial statements under clause (a) above (commencing with the financial statements delivered with respect to the Fiscal Year ended December 31, 2022), a certificate of a Financial Officer of the Borrower providing a calculation of Excess Cash Flow for such Fiscal Year, and (ii) concurrently with the any delivery of financial statements under clause (a) or (b) above, if the Borrower has any Unrestricted Subsidiaries during the related fiscal period, a certificate of a Financial Officer of the Borrower setting forth in a reasonably detailed schedule, a comparison of the consolidated results under clause (a) or (b) above with the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries;
(d)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;
(e)
promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request in writing;
(f)
within 90 days following the end of each fiscal year, commencing with the fiscal year ending December 31, 2020, a forecasted budget in reasonable detail of the Borrower and its Restricted Subsidiaries for the succeeding fiscal year; and
(g)
promptly following any request thereof, all information and/or documentation relating to the Borrower and its Subsidiaries necessary to comply with the USA PATRIOT Act or for Administrative Agent to confirm compliance with the USA PATRIOT Act in connection with this Agreement.

Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.xperi.com (or any other address notified by the Borrower to the Administrative Agent from time to time), (ii) on which such documents are delivered to the Administrative Agent; the Administrative Agent shall post such documents on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) with respect to any information required to be delivered pursuant to Sections 5.01(a), (b) or (d), on which such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC. The Administrative Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02. Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent, for distribution to each Lender, written notice of the following:

(a)
the occurrence of any Default; and
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party’s legal name, (b) in any Loan Party’s type of organization, (c) in any Loan Party’s jurisdiction of organization or (d) in any Loan Party’s organizational identification number (if any). The Borrower agrees to promptly (and in any event within ten (10) Business Days or such longer period as the Administrative Agent shall agree in its sole discretion) furnish the Collateral Agent all information requested by the Collateral Agent and required in order to make all filings under the UCC or other applicable U.S. laws and to ensure that the Collateral Agent does continue following such change to have a valid, legal and perfected security interest in all the Collateral of such Loan Party, subject to the limitations and exceptions contained in the Loan Documents.

Section 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 6.03 or any transaction permitted under Section 6.05.

Section 5.05. Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP.

Section 5.06. Maintenance of Properties. Except as permitted under Section 6.03 and Section 6.05 the Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted and (b) with respect to Intellectual Property rights owned by the Borrower and its Restricted Subsidiaries, maintain, protect and defend such Intellectual Property, except, in the case of each of the foregoing clauses (a) and (b) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.07. Insurance.

(a)
The Borrower will, and will cause each of its Restricted Subsidiaries to, (i) maintain insurance with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates, and (ii) within sixty (60) days after the Effective Date (or such later date as the Collateral Agent may agree in its reasonable discretion), except as otherwise agreed by the Administrative Agent, cause the Collateral Agent to be listed as a loss payee on property and casualty policies (excluding any business interruption insurance policy) with respect to tangible personal property and assets constituting Collateral located in the

United States of America and as an additional insured on all general liability policies maintained by any Loan Party.
(b)
In connection with the covenants set forth in this Section 5.07, it is understood and agreed that: (i) the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.07, it being understood that the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage; and (ii) the amount and type of insurance that the Borrower and its Restricted Subsidiaries has in effect as of the Effective Date and the certificates listing the Collateral Agent as a loss payee or additional insured, as the case may be, satisfy for all purposes the requirements of this Section 5.07.
(c)
If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent evidence of such compliance, including, if requested by the Administrative Agent, evidence of annual renewals of such insurance.

Section 5.08. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in a manner to allow financial statements of the Borrower and its Restricted Subsidiaries to be prepared in all material respects in conformity with GAAP in respect of all material dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent (acting on its own behalf or on behalf of the Lenders), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the reasonable expense of the Borrower; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent accountants. Notwithstanding anything to the contrary in this Agreement, none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement between the Borrower or any of the Restricted Subsidiaries and a Person that is not the Borrower or any of the Restricted Subsidiaries or any other binding agreement not entered into in contemplation of preventing such disclosure, inspection or examination or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided that the Borrower shall use commercially reasonable efforts to secure the requisite consent to disclose such documents or information and will notify the Administrative Agent that such information is being withheld in reliance on this sentence.

Section 5.09. Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Requirements of Laws (including ERISA and Environmental Laws) and Orders applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to facilitate compliance in all material respects by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.10. Use of Proceeds. The proceeds of the Loans made on the Effective Date will be used to (i) consummate the Refinancing, (ii) pay fees and expenses incurred in connection with the Transactions and (iii) to the extent any such proceeds remain after application under clauses (i) and (ii), for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X. The Borrower will not request any Borrowing and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.11. Further Assurances.

(a)
The Borrower will cause any Person that (x) becomes a Domestic Subsidiary after the Effective Date (other than any Excluded Subsidiary) and (y) any Subsidiary that ceases to be an Excluded Subsidiary after the Effective Date to (i) execute and deliver to the Administrative Agent, within thirty (30) days after such Person first becomes a Domestic Subsidiary or such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as may be agreed to by the Collateral Agent in its sole discretion), (A) a supplement to the Guarantee Agreement, in the form prescribed therein, guaranteeing the Secured Obligations, (B) a supplement to the Security Agreement in the form prescribed therein and (C) otherwise cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party; and (ii) deliver to the Administrative Agent, within thirty (30) days after such Person first becomes a Domestic Subsidiary (other than an Excluded Subsidiary) or such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as may be agreed by the Collateral Agent in its sole discretion), evidence of action of such Subsidiary’s Board of Directors or other governing body authorizing the execution, delivery and performance thereof. The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), in each case that the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to create, perfect and maintain the Liens and security interests for the benefit of the Secured Parties contemplated by the Loan Documents and to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, in each case subject to the exceptions and limitations contained in the Loan Documents.
(b)
After the Effective Date, in the event any Loan Party acquires any Material Real Property, or an entity that becomes a Loan Party after the Effective Date owns Material Real Property at the time it becomes a Loan Party (in each case, unless such Material Real Property is subject to a mortgage Lien permitted under Section 6.02(d) or Section 6.02(e)), within 120 days (or such longer period as the Administrative Agent may agree) after such acquisition or the date such entity becomes a Loan Party, as applicable, such Loan Party shall execute and/or deliver, or cause to be executed and/or delivered, to the Collateral Agent, a Mortgage and, in each case if requested by the Administrative Agent, a policy of title insurance insuring the lien of such Mortgage as a valid first mortgage lien on the Mortgaged Property and fixtures described therein, surveys, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, customary written opinions regarding the due execution and delivery by such Loan Party and enforceability of each such Mortgage, and such other documents as may be reasonably requested by the Administrative Agent in connection therewith, each in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.12. Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to (a) cause the Initial Term B Loans to be continuously rated (but not any specific rating) by S&P and Moody’s and (b) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

Section 5.13. Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.13 or such later date as the Administrative Agent agrees to in writing in its sole discretion, the Borrower and each other applicable Loan Party shall deliver the documents or take the actions specified on Schedule 5.13.

ARTICLE VI

Negative Covenants

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)
Indebtedness under the Loan Documents;
(b)
obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;
(c)
Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except as otherwise permitted in this Section 6.01);
(d)
Intercompany Indebtedness (to the extent permitted by Section 6.04);

(e)
Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted under this Section; provided that in no event shall any Restricted Subsidiary that is not a Loan Party guarantee Indebtedness of a Loan Party pursuant to this clause (e);
(f)
Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (f) shall not exceed, at the time of incurrence thereof, the greater of $20,000,000 and 4% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 as of such time;
(g)
Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (g) shall not exceed, at the time of incurrence thereof, the greater of $25,000,000 and 5% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 as of such time;
(h)
any Refinancing Notes and Incremental Equivalent Debt;
(i)
other Indebtedness of any Loan Party so long as (i) no portion of such Indebtedness (other than Customary Bridge Loans) has a scheduled maturity date prior to the date that is later than the Latest Maturity Date at the time of issuance thereof, (ii) the covenants and events of default, taken as a whole, are not materially more restrictive than the terms of this Agreement (as determined in good faith by the Borrower), (iii) such Indebtedness (other than Customary Bridge Loans) is not subject to any mandatory redemption, repurchase or sinking fund obligation (other than customary offers to purchase required upon the consummation of an asset sale or change of control) and (iv) at the time of the incurrence thereof on a Pro Forma Basis for the incurrence of such Indebtedness and the use of proceeds therefrom, the Borrower has a Total Net Leverage Ratio not greater than 3.50 to 1.00 in each case, as of the last day of, and for, the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that the cash and Permitted Investments constituting the proceeds received in respect of such Indebtedness shall not be included as Unrestricted Cash and Cash Equivalents for purposes of determining the Total Net Leverage Ratio pursuant to this clause (iv);
(j)
Indebtedness incurred by Foreign Subsidiaries that are Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (j) shall not exceed, at the time of incurrence thereof, the greater of $25,000,000 and 5% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 as of such time;
(k)
Indebtedness of the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Restricted Subsidiary in the ordinary course of business against insufficient funds;
(l)
(i) Indebtedness of the Borrower or any of its Restricted Subsidiaries in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of any Permitted Acquisitions or any other Investments permitted by Section 6.04 (both before and after any liability associated therewith becomes fixed) and (ii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;
(m)
to the extent constituting Indebtedness, obligations pursuant to any Cash Management Agreement and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in the ordinary course of business;
(n)
Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
(o)
(i) obligations in respect of Swap Agreements entered into in the ordinary course of business and not for speculative purposes and (ii) obligations in respect of Permitted Convertible Debt Hedge Transactions;
(p)
other Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (p) shall not exceed, at the time of incurrence thereof, the greater of $50,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 as of such time;
(q)
unsecured Indebtedness or, subject to compliance with Section 6.02, Indebtedness secured by Liens on the Collateral ranking junior to the Liens securing the Secured Obligations, in each case so long as the Total Net Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 at the time such Indebtedness is incurred on a Pro Forma Basis is no greater than 4.00 to 1.00; provided that (i) such Indebtedness shall not be subject to any Guarantee by any Person other than a Loan Party, (ii) if secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, (iii) if secured, such Indebtedness shall be subject to an applicable Intercreditor Agreement and if such Indebtedness is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent, (iv) at the time of incurrence, such Indebtedness (other than Customary Bridge Loans) shall have a final maturity date equal to or later than the Latest Maturity Date then in effect with respect to, and shall have a Weighted Average Life to Maturity equal to or longer than, the Weighted Average Life to Maturity of, the Class of outstanding Term Loans with the then Latest Maturity Date or Weighted Average Life to Maturity, as the case may be and (v) the cash and Permitted Investments constituting the proceeds received in respect of such Indebtedness shall not be included as Unrestricted Cash and Cash Equivalents for purposes of determining the Total Net Leverage Ratio pursuant to this Section 6.01(q); and
(r)
to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (q) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

Section 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)
Liens created under the Loan Documents and Liens securing Indebtedness permitted under Section 6.01(h);
(b)
Permitted Encumbrances;
(c)
any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date;
(d)
any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that is merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries or becomes a Subsidiary after the Effective Date prior to the time such Person is so merged or consolidated or becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;
(e)
Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary, including Liens deemed to exist in respect of assets subject to Capital Lease Obligations; provided that (i) such Liens secure Indebtedness permitted by Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto); provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;
(f)
[reserved];
(g)
extensions, renewals or replacements of any Lien referred to in clauses (c), (d) and (e) of this Section; provided that the principal amount of the Indebtedness or obligations secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(h)
Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;
(i)
(i) Liens on assets of Foreign Subsidiaries that are Restricted Subsidiaries securing Indebtedness permitted under Section 6.01(j), (ii) Liens securing Indebtedness permitted under Section 6.01(h) and (iii) Liens on the Collateral securing Indebtedness permitted under Section 6.01(i) having a junior priority relative to the Liens securing the Obligations and subject to an applicable Intercreditor Agreement;
(j)
Liens in favor of a seller solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition or other Investment permitted hereunder;
(k)
Liens that are contractual or common law rights of set-off relating to (i) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness or (ii) pooled deposit or sweep accounts of the Borrower and any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries;
(l)
(i) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection and (ii) other Liens securing cash management obligations and any obligations under Cash Management Agreements (that do not constitute Indebtedness) in the ordinary course of business; and
(m)
Liens securing Indebtedness permitted under Section 6.01(n) and attaching only to the proceeds of the applicable insurance policy;
(n)
leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness;
(o)
any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(p)
additional Liens incurred by the Borrower and its Restricted Subsidiaries so long as at the time of incurrence of the obligations secured thereby the aggregate outstanding principal amount of Indebtedness and other obligations secured thereby do not exceed the greater of $25,000,000 and 5% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 at such time; and
(q)
additional Liens securing Indebtedness permitted under Section 6.01(q) which rank junior to the Liens securing the Secured Obligations to, so long as the Total Net Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 at the time such Indebtedness is incurred on a Pro Forma Basis is no greater than 4.00 to 1.00.

For purposes of determining compliance with this Section 6.02, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Encumbrances,” the Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 6.03. Fundamental Changes.

(a)
The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing:
(i)
any Person may merge into the Borrower in a transaction in which the Borrower is the surviving Person;
(ii)
any Person may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; provided that (A) if any party to such merger or consolidation is a Loan Party the surviving Person must also be a Loan Party and must succeed to all the obligations of such Loan Party under the Loan Documents or simultaneously with such merger, the continuing or surviving Person shall become a Loan Party and (B) if any party to such merger or consolidation is a Restricted Subsidiary the surviving Person shall also be a Restricted Subsidiary unless designated as an Unrestricted Subsidiary pursuant to the definition of such term;
(iii)
any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;
(iv)
any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which shall comply with the applicable requirements of Section 5.11, to the extent required thereby;
(v)
none of the foregoing shall prohibit any Disposition permitted by Section 6.05; and
(vi)
any Restricted Subsidiary may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.
(b)
The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Amendment No. 1 Effective Date and other business activities which are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary to any of the foregoing.
(c)
Notwithstanding the foregoing in this Section 6.03, the Mergers and the other transactions contemplated by the Merger Agreement shall be permitted.

Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase or acquire any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of or make any loans or advances to, Guarantee any Indebtedness of any other Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person (other than inventory acquired in the ordinary course of business) constituting a business unit or all or substantially all of the property and assets or business of another Person (all of the foregoing being collectively called “Investments”), except:

(a)
Permitted Investments and Permitted Foreign Investments;
(b)
Investments existing on the Effective Date and set forth on Schedule 6.04;
(c)
Investments existing on the Effective Date in Restricted Subsidiaries;
(d)
Investments in Persons that, immediately prior to such Investments, are Loan Parties;
(e)
Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary;
(f)
Investments held by any Person acquired in any Permitted Acquisition at the time of such Permitted Acquisition (and not acquired in contemplation of the Permitted Acquisition);
(g)
Investments constituting an acquisition of the Equity Interests in a Person that becomes a Restricted Subsidiary or all or substantially all of the assets (or all or substantially all of the assets constituting a business unit, division, product line or line of business) of any Person; provided that (i) no Event of Default shall have occurred and be continuing at the time of entry into the related acquisition agreement, (ii) the Borrower and its Restricted Subsidiaries shall, upon giving effect to such acquisition, be in compliance with Section 6.03(b), (iii) the acquired company and its subsidiaries (other than any Unrestricted Subsidiary) shall become Guarantors and pledge their collateral to the Collateral Agent to the extent required by Section 5.11, and (iv) the aggregate amount of all acquisition consideration paid by Loan Parties in connection with Investments and acquisitions made in reliance on this clause (g) attributable to the acquisition of acquired entities that do not become Guarantors shall not exceed at the time any such Investment is made the greater of $100,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 after giving effect to the making of such Investment on a Pro Forma Basis (any acquisition under this Section 6.04(g), a “Permitted Acquisition”);
(h)
Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Loan Party shall not Guarantee any Indebtedness of a Restricted Subsidiary that is not a Loan Party pursuant to this paragraph (h);
(i)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(j)
accounts receivable and extensions of trade credit arising in the ordinary course of business;

(k)
Investments held by any Restricted Subsidiary at the time it becomes a Subsidiary in a transaction permitted by this Section 6.04;
(l)
advances to officers and employees of the Borrower and any Restricted Subsidiary for travel arising in the ordinary course of business;
(m)
loans to officers and employees of the Borrower or any Restricted Subsidiary, not to exceed $1,000,000 in the aggregate at any one time outstanding;
(n)
promissory notes and other non-cash consideration received by the Borrower and its Restricted Subsidiaries in connection with any Disposition permitted hereunder;
(o)
advances in the form of prepayments of expenses, so long as such expenses were incurred in the ordinary course of business and are paid in accordance with customary trade terms of the Borrower or any of its Restricted Subsidiaries;
(p)
Guarantees by the Borrower or any of its Restricted Subsidiaries of obligations of any Restricted Subsidiary or the Borrower incurred in the ordinary course of business and not constituting Indebtedness;
(q)
Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(q)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.08, respectively;
(r)
other Investments so long as on the date such Investment is made the Total Net Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 at the time such Investment is made on a Pro Forma Basis is no greater than 3.00 to 1.00;
(s)
Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(t)
Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower or with Net Proceeds of any issuance of Qualified Equity Interests of the Borrower;
(u)
(i) intercompany advances arising from their cash management, tax and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business;
(v)
Investments represented by Swap Agreements permitted under Section 6.01;
(w)
other Investments in an amount not to exceed the Available Amount;
(x)
other Investments; provided that at the time any such Investment is made the aggregate amount of Investments made in reliance on this clause (x) shall not to exceed the greater of $75,000,000 and 15% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 as of such time after giving effect to the making of such Investment on a Pro Forma Basis; and

(y)
Investments made to effect the Mergers (if applicable).

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the value of such Investment. For the avoidance of doubt, the acquisition by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of their respective businesses shall not be considered an Investment. To the extent an Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such Restricted Subsidiary or other Person, a “Target Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary (and further advanced, contributed or distributed to another Restricted Subsidiary) for purposes of making the relevant Investment in (or effecting an acquisition of) the Target Person without constituting an Investment for purposes of Section 6.04 (it being understood that such Investment or Acquisition must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 6.04 as if made by the applicable Loan Party directly in the Target Person). For purposes of determining compliance with this Section 6.04, if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Borrower may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant.

Notwithstanding anything in this Section 6.04 to the contrary, the Borrower will not, and will not permit any of its Restricted Subsidiaries to make any Investments pursuant to which Intellectual Property assets or other strategic assets, in each case, that are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, is transferred to any Unrestricted Subsidiary.

Section 6.05. Asset Sales, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to make any Dispositions, except:

(a)
(i) Dispositions of inventory, used, obsolete, worn-out or surplus tangible property, Permitted Investments and Permitted Foreign Investments, (ii) leases or subleases of real property, (iii) leases or licenses of personal property (including licenses of Intellectual Property) granted to third parties and which do not interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and (iv) lapse, abandonment or other Disposition of Intellectual Property, that is in the reasonable business judgment of the Borrower, no longer used or useful in the conduct of its business or otherwise uneconomical to prosecute or maintain, in each case, with respect to the foregoing clauses (i), (ii), (iii) and (iv), in the ordinary course of business;
(b)
Dispositions of any assets; provided that any Disposition of assets with a book value in excess of $50,000,000 shall be for fair market value (as determined by the Borrower in good faith) and for at least 75% cash and/or Permitted Investments; provided that the amount of (i) any assumption or repayment of Indebtedness that is secured on a pari passu basis with the Term Loan Facilities and (ii) any Designated Non-Cash Consideration having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received in reliance on this clause (b) that is at that time outstanding, not to exceed the greater of $10,000,000 and 2% of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 as of such time (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case shall be deemed to be cash for purposes of this clause (b);
(c)
Dispositions from (i) a Loan Party to another Loan Party or (ii) a Restricted Subsidiary that is not a Loan Party to the Borrower or a Restricted Subsidiary;

(d)
Dispositions of Equity Interests of the Borrower upon (i) settlement of any Convertible Debt Security or (ii) the exercise, termination or cancellation of any Permitted Warrant;
(e)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(f)
Dispositions of accounts receivable in connection with the collection or compromise thereof (excluding factoring arrangements);
(g)
Dispositions of property subject to casualty or condemnation events;
(h)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(i)
the unwinding of Swap Agreements permitted hereunder;
(j)
Dispositions of other assets (other than transfers of less than 100% of the Equity Interests in any Subsidiary for fair market value (as determined by the Borrower in good faith)); provided that the aggregate book value of assets Disposed of pursuant to this Section 6.05(j) during any fiscal year shall not exceed $10,000,000;
(k)
[reserved];
(l)
Dispositions permitted by Section 6.03, Investments permitted by Section 6.04 (other than Section 6.04(q)), Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(l); and
(m)
compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person that is not a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall, and shall be authorized to, take any actions deemed appropriate in order to effectuate the foregoing.

Notwithstanding anything in this Section 6.05 to the contrary, the Borrower will not, and will not permit any of its Restricted Subsidiaries to make any Dispositions pursuant to which Intellectual Property assets or other strategic assets, in each case, that are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, is transferred to any Unrestricted Subsidiary.

Section 6.06. Restricted Payments; Certain Payments in Respect of Indebtedness.

(a)
The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except that (i) Restricted Subsidiaries may make Restricted Payments ratably with respect to their Equity Interests, (ii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary issued or incurred in compliance with Section 6.01 may be made, (iii) the Borrower may make any Restricted Payment if, on the date such Restricted Payment is to be made, after giving effect to such Restricted Payment the Total Net Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 on a Pro Forma Basis would not be greater than 3.00 to 1.00, (iv) so long as no Event of Default has occurred and is continuing, other Restricted Payments may be made in an aggregate amount not to exceed, at the time of making any such Restricted Payment, $90,000,000 in any fiscal year, (v) Restricted Payments may be made to effect the Mergers and the other transactions contemplated by the Merger Agreement, (vi) if no Event of Default has occurred and is continuing or would occur as a result thereof, other Restricted Payments may be made in an amount not to exceed the Available Amount; provided that, if such Restricted Payment is made in reliance on clause (b) of the definition of “Available Amount” at the time each such Restricted Payment is made, the Consolidated Interest Coverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 on a Pro Forma Basis is no less than 2.00 to 1.00, (vii) the Borrower may acquire Equity Interests upon the exercise of stock options and/or stock appreciation rights and vesting and/or settlement of restricted stock and restricted stock units if such Equity Interests are transferred in satisfaction of a portion of the exercise price of such options and/or rights and/or any tax withholdings in connection with such exercise, vesting or settlement, (viii) the Borrower may declare and make Restricted Payments with respect to its Equity Interests payable solely in shares of its common stock, (ix) the Borrower may redeem, repurchase, acquire or retire any of its outstanding Qualified Equity Interests upon the exercise of any Permitted Convertible Debt Hedge Transaction or repurchase or redemption or retirement of any Convertible Debt Security, (x) the Borrower may make Restricted Payments (A) in connection with (including, without limitation, purchases of) any Permitted Convertible Debt Hedge Transaction, (B) to settle any Permitted Warrant (1) by delivery of its Qualified Equity Interests, (2) by set-off against the related Permitted Bond Hedge or (3) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments and/or deliveries received pursuant to the settlement of any related Permitted Bond Hedge (subject to any increase in the price of the underlying Qualified Equity Interests since the settlement of such Permitted Bond Hedge) or (C) to terminate any Permitted Warrant, and (xi) the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the conversion, exercise or settlement of any Convertible Debt Security or Convertible Debt Hedge Transaction, as applicable.

(b)
The Borrower will not, and will not permit any Restricted Subsidiary to, make directly or indirectly, any voluntary prepayment or other voluntary distribution (whether in cash, securities or other property) of or in respect of the principal of any subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than Intercompany Indebtedness) or Indebtedness secured by Liens on the Collateral ranking junior to the Liens securing the Secured Obligations, in each case in a principal amount in excess of $5,000,000 (“Junior Debt”), or any voluntary prepayment or other voluntary distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the voluntary purchase, redemption, retirement, defeasance, cancellation or termination of principal of any Junior Debt (each, a “Junior Debt Prepayment”), except (i) scheduled and other mandatory payments of interest and principal in respect of any Junior Debt, (ii) the conversion of any Junior Debt to Qualified Equity Interests of the Borrower, (iii) refinancings and replacements of Junior Debt with proceeds of Indebtedness permitted to be incurred under Section 6.01 or with Net Proceeds of Qualified Equity Interests of the Borrower, (iv) the Borrower or such Restricted Subsidiary may make any Junior Debt Prepayment if, on the date such Junior Debt Prepayment is to be made, after giving effect thereto the Total Net Leverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 on a Pro Forma Basis would not be greater than 3.00 to 1.00 and (v) if no Event of Default has occurred and is continuing or would occur as a result thereof, other Junior Debt Prepayments in an amount not to exceed the Available Amount; provided that, if such Junior Debt Prepayment is made in reliance on clause (b) of the definition of “Available Amount” at the time such Junior Debt Prepayment is made, the Consolidated Interest Coverage Ratio as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 on a Pro Forma Basis is no greater than 2.00 to 1.00.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance, distribution or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement, provided that, if at the time thereof and immediately after giving effect thereto, no Events of Default under Section 7.01(a), (b), (h) and (i) and shall have occurred and be continuing.

Notwithstanding anything in this Section 6.06 to the contrary, the Borrower will not, and will not permit any of its Restricted Subsidiaries to make any Restricted Payments pursuant to which Intellectual Property assets or other strategic assets, in each case, that are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, is transferred to any Unrestricted Subsidiary.

Section 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business on terms substantially as favorable to the Borrower or such Restricted Subsidiary as could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (c) issuances of Equity Interests of the Borrower not prohibited by this Agreement, (d) any Restricted Payment permitted by Section 6.06 and any Investment permitted by Section 6.04, and (e) transactions involving aggregate payments of less than $1,000,000. For the avoidance of doubt, this Section 6.07 shall not apply to employment, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Borrower and the Subsidiaries in the ordinary course of business. For purposes of this Section 6.07, such transaction shall be deemed to have satisfied the standard set forth in clause (a) of this Section 6.07 if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable, in a resolution certifying that such transaction is on terms substantially as favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

Section 6.08. Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations, or (b) the ability of any Restricted Subsidiary to declare or make any Restricted Payment; provided that (A) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by any Requirement of Law, Permitted Encumbrances, any subordinated Indebtedness, the documents governing any Indebtedness permitted to be incurred pursuant to Section 6.01(h) or (i) or (q) or by any Loan Document, (B) the foregoing shall not apply to prohibitions, restrictions and conditions existing on the Effective Date identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the Disposition of any assets pending such Disposition, provided such prohibitions, restrictions and conditions apply only to the assets or Restricted Subsidiary that is to be Disposed of and such Disposition is permitted hereunder, (D) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions either (1) apply only to the property or assets securing such Indebtedness, (2) do not impair in the ability of the Loan Parties to perform their obligations under this Agreement or the other Loan Documents, and are not materially more burdensome taken as a whole than that those contained under this Agreement or the other Loan Documents, or (3) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (E) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, and (G) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04 and applicable solely to such joint venture and entered into in the ordinary course of business.

Section 6.09. Change in Fiscal Year. The Borrower will not change the end of its fiscal year to a date other than December 31 unless the Borrower shall have given the Administrative Agent prior written notice. Promptly after receiving such notice, the Borrower and the Administrative Agent shall enter into an amendment to this Agreement (which shall not require the consent of any other party hereto) that, in the reasonable judgment of the Administrative Agent and the Borrower, as nearly as practicable, preserves the rights of the parties hereto that would have happened had no such change in fiscal year occurred.

Section 6.10. Constitutive Documents; Junior Debt Documents. The Borrower will not, and will not permit any Restricted Subsidiary to, amend (i) its charter or by-laws or other similar constitutive documents or (ii) any documents governing any Junior Debt, in the case of each of the foregoing clauses (i) and (ii), in any manner materially adverse to the rights of the Lenders under this Agreement or any other Loan Document or their ability to enforce the same, except as otherwise permitted pursuant to Section 6.03.

ARTICLE VII

Events of Default and Remedies

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)
any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)
any representation or warranty made or deemed made by or on behalf of any Loan Party in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;
(d)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (solely with respect to the existence of the Borrower), 5.07(a)(ii) or 5.13 or in Article VI;
(e)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 7.01) or in any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;
(f)
the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period; provided that this clause (f) shall not apply to any such failure that is (x) remedied by the Borrower or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;
(g)
the Borrower or any of its Restricted Subsidiaries shall default in the observance or performance of any term under any Material Indebtedness the effect of which default is to (x) cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after the expiration of any grace period), with the giving of notice if required, such Material Indebtedness to become due prior to its scheduled maturity or (y) cause (after the expiration of any grace period), with the giving of notice if required, the Borrower or any of its Restricted Subsidiaries to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its scheduled maturity (other than, in each case, with respect to Indebtedness consisting of a Swap Agreement, any early payment or delivery requirement, settlement, unwinding, cancellation or termination thereof not arising as a result of a default by the Borrower or any Restricted Subsidiary thereunder); provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, or (iii) any breach or default that is (x) remedied by the Borrower or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)
one or more final judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not paid or covered by indemnities or insurance) shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded pending appeal;

(k)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect;
(l)
any material Loan Document or any material provision thereof shall at any time cease to be in full force and effect (other than in accordance with its terms), or a proceeding shall be commenced by any Loan Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;
(m)
any Lien created by any of the Security Documents shall at any time fail to constitute a valid and (to the extent required by the Loan Documents) perfected Lien on any material portion of the Collateral, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Loan Party shall so assert in writing, except (i) as a result of the Disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction not prohibited under the Loan Documents, or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents; or
(n)
a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any or all of the remedies available to it under the Security Documents, at law or in equity.

ARTICLE VIII

The Agents

Section 8.01. Appointment. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

In furtherance of the foregoing, each Lender on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured

Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any sub agents appointed by the Collateral Agent pursuant hereto for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII as though the Collateral Agent (and any such sub-agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. All rights and protections provided to the Administrative Agent here shall also apply to the Collateral Agent.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.02. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.03. Reliance by Agents. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.04. Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of Section 8.02 and indemnification provisions of Section 8.05 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.05. Indemnification. In addition, each of the Lenders hereby indemnifies the Administrative Agent (to the extent not reimbursed by the Loan Parties), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents (including any action taken or omitted under Article II of this Agreement); provided that such indemnity shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its respective Applicable Percentage of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Loan Parties. The provisions of this Article VIII shall survive the termination of this Agreement and the payment of the Obligations.

Section 8.06. Withholding Tax. To the extent required by any applicable Requirements of Law (including for this purpose, pursuant to any agreements entered into with a Governmental Authority), the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other authority of the United States or other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any interest, additions to Tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out‑of‑pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Administrative Agent shall be deemed presumptively correct absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.06. The agreements in this Section 8.06 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

Section 8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of Borrower unless an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that if the Administrative Agent shall notify the Borrower that no qualifying Person has accepted such appointment, such resignation shall nonetheless become effective in accordance with such notice and (i) the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this Section 8.07 and (iii) the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 8.08. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.09. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.10. Security Documents and Collateral Agent. Each Lender authorizes the Collateral Agent to enter into the Security Documents and to take all action contemplated thereby. Each Lender agrees that no one (other than the Administrative Agent or the Collateral Agent) shall have the right individually to seek to realize upon the security granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties upon the terms of the Security Documents. In the event that any collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, each of the Administrative Agent and the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such collateral in favor of the Administrative Agent or the Collateral Agent on behalf of the Secured Parties.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Intercreditor Agreement and any other intercreditor or subordination agreement (in form satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the

Collateral. The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Financial Officer of the Borrower as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement.

Section 8.11. No Liability of Lead Arrangers. The entities named as “Lead Arrangers” or “Bookrunners” in this Agreement shall not have any duties, responsibilities or liabilities under the Loan Documents in their capacity as such.

Section 8.12. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

Miscellaneous

Section 9.01. Notices.

(a)
Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:
(i)
if to any Loan Party, to it, or to it in care of the Borrower at:

ADEIA INC.
3025 Orchard Parkway
San Jose, CA 95134
Attention:	Paul Davis
Keith Jones
Telephone No.:	(408) 321-6000
E-mail:	Paul.Davis@adeia.com Keith.Jones@adeia.com
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071

Attention:	Leila B. Sayegh

Telecopy No.:	(213) 621-5294
Telephone No.:	(213) 687-5294
Email:	Leila.Sayegh@skadden.com;
(ii)
if to the Administrative Agent or Collateral Agent, to:

Bank of America, N.A.
540 West Madison St.
Mail Code IL4-540-22-29
Chicago, IL 60661
Attention:	Teresa Weirath
Telephone No.:	312-992-3532
Email:	teresa.weirath@bofa.com
with a copy (which shall not constitute notice) to:
Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention:	Marisa A. Sotomayor
Telecopy No.:	(212) 319-4090
Telephone No.:	(212) 318-6213
Email:	marisasotomayor@paulhastings.com;
and

(iii)
if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)
Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)
The Borrower may change its or any Loan Party’s address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent. The Administrative Agent, Collateral Agent and each Lender may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)
.Electronic Systems.
(i)
The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)
Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02. Waivers; Amendments.

(a)
No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)
Subject to Sections 9.02(d), (e), (f) and (g) below, and except as otherwise set forth in this Agreement or in any other Loan Document, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and, in each case, acknowledged and accepted by the Administrative Agent, or, in the case of any other Loan Documents, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and/or the Collateral Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that (i) notwithstanding the foregoing, only the written consent of each Lender directly and adversely affected by any agreement or amendment that (A) increases any Commitment of such Lender, (B) reduces the principal amount of any Loan of such Lender or reduces the rate of interest thereon, or reduces any fees payable to such Lender hereunder (other than waivers of any obligation of the Borrower to pay default interest, Default or Event of Default or mandatory prepayment) (it being acknowledged and agreed that amendments or modifications of the Total Net Leverage Ratio or First Lien Net Leverage Ratio (and all related definitions) shall not constitute a reduction of the rate of interest or a reduction of fees), (C) postpones the scheduled date of payment of the principal amount of any Loan of such Lender, or any interest thereon, or any fees payable to such Lender hereunder, or reduces the amount of, waives or excuses any such payment payable to such Lender, or postpones the scheduled date of expiration of any Commitment of such Lender (it being understood that only the consent of the Required Lenders shall be necessary to amend, waive or excuse any mandatory prepayment, waive any obligation of the Borrower to pay default interest or waive any Default or Event of Default), or (D) changes Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, shall be required (and no other Lender consent shall be required), (ii) no such agreement shall (A) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender, (B) release all or substantially all the Guarantors from their Guarantees under the Guarantee Agreement except as expressly provided in the Guarantee Agreement or Section 9.15, without the written consent of each Lender or (C) release all or substantially all of the Collateral without the written consent of each Lender, provided, that nothing herein shall prohibit the Administrative Agent and/or Collateral Agent from releasing any Collateral, or require the consent of the other Lenders for such release, in respect of items Disposed of to the extent such Disposition is permitted or not prohibited hereunder; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.
(c)
In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of one or more affected Classes of Lenders), if the consent of the Required Lenders (or the consent of Lenders of the affected Classes holding more than 50% of the Credit Exposures of all Lenders of such Classes, taken as a whole) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is so required but not so obtained being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole option, expense and effort, upon notice to the applicable Non-Consenting Lender and the Administrative Agent, require any Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and each Loan Document to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and that shall consent to the Proposed Change, provided that (a) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in each case to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (b) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii)(C). Each Lender agrees that if it is replaced pursuant to this Section 9.02(c), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by one or more Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 9.02(c) to execute an Assignment and Assumption or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Note shall be deemed cancelled. In connection with any replacement under this Section 9.02(c), if the replaced Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption by the time all Obligations of the Borrower owing to such Lender have been paid in full to such replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption.
(d)
Without the consent of any Lender, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Liens in the benefit of the Security Documents and to give effect to any Intercreditor Agreement associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.
(e)
Notwithstanding the foregoing, this Agreement may also be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to permit additional extensions of credit to be outstanding hereunder from time to time (in addition to any Incremental Commitments, Extended Term Loans, Extended Revolving Loans, Refinancing Term Loans and Replacement Revolving Facilities) and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders and the Required Revolving Lenders, and for purposes of the relevant provisions of Section 2.15 (it being understood and agreed that any such amendment in connection with any increase pursuant to Section 2.17, maturity extension pursuant to Section 2.19 or refinancing or replacement facility pursuant to Section 2.20 shall, in any such case, require solely the consent of the parties prescribed by such Sections and shall not require the consent of the Required Lenders).
(f)
Notwithstanding anything else to the contrary contained in this Section 9.02, (i) if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, error, defect or inconsistency, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Loan Document to better implement the intentions of this Agreement, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary to integrate any Other Term Loan Commitments, Other Revolving Credit Commitments, Other Term Loans and Other Revolving Loans as may be necessary to establish such Other Term Loan Commitments, Other Revolving Credit Commitments, Other Term Loans or Other Revolving Loans as a separate Class or tranche from the existing Term Loan Commitments, Revolving Credit Commitments, Term Loans or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately.
(g)
Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.17 after the Effective Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a)
The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel and, if reasonably necessary, one special and one local counsel in each appropriate jurisdiction for the Administrative Agent and such Affiliates (in each case, excluding allocated costs of in-house counsel), in connection with the syndication of the credit facilities provided for herein, due diligence undertaken by the Administrative Agent with respect to the financing contemplated by this Agreement, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or, after the occurrence and during the continuance of any Event of Default, any Lender, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (but limited to one counsel for the Administrative Agent, the Collateral Agent and the Lenders taken a whole and, if reasonably necessary, one local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Person and, if necessary, one local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (in each case, excluding allocated costs of in-house counsel)).
(b)
The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses (other than lost profits of such Indemnitees), claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any claim, litigation, investigation or proceeding (each, a “Proceeding”) relating to (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not caused by the ordinary, sole or contributory negligence of any Indemnitee and to reimburse each such Indemnitee within ten (10) Business Days after presentation of a summary statement for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing (but limited in the case of legal fees and expenses to a single New York counsel and of one local counsel in each relevant jurisdiction, in each case for all Indemnitees (provided that, in the event of an actual or perceived conflict of interest, the Borrower will be required to pay for one additional counsel for each similarly affected group of Indemnitees taken as a whole and of one local counsel in each relevant jurisdiction, for each similarly affected group of Indemnitees taken as a whole)); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, (B) result from a claim brought by any Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s funding obligations hereunder, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) disputes arising solely between Indemnitees and (1) not involving any action or inaction by any Loan Party and (2) not relating to any action of such Indemnitee in its capacity as Administrative Agent, Collateral Agent or Lead Arranger. The Borrower shall not be liable for any settlement of any Proceedings if such settlement was effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Borrower or if there is a final judgment in any such Proceedings, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 9.03. The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (x) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy. This Section 9.03(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)
To the extent that the Borrower fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent, the Collateral Agent, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.
(d)
To the extent permitted by applicable Requirements of Law, each party to this Agreement agrees not to assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by this Agreement or any Loan or the use of the proceeds thereof; provided that nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent any such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.
(e)
All amounts due under this Section shall be payable promptly after written demand therefor.
(f)
Each Indemnitee shall promptly refund and return any and all amounts paid by the Borrower to such Indemnitee pursuant to this Section 9.03 to the extent such Indemnitee is not entitled to payment of such amount in accordance with this Section 9.03.
(g)
Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations thereunder.

Section 9.04. Successors and Assigns.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than in the case of a transaction permitted under Section 6.03 or Section 6.05, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement, other than rights, remedies or claims in favor of the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders.
(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
the Borrower, provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; provided further that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Loans to a Revolving Lender or an Affiliate of a Revolving Lender, or (iii) if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, any other assignee; and
(B)
the Administrative Agent; provided that no such consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an amount of an integral multiple of $1,000,000 in the case of Term Loans and $5,000,000 in the case of Revolving Loans unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing;
(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion);
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)
no assignment shall be made to (1) a natural Person, (2) the Borrower or any of its Subsidiaries (except as otherwise provided for herein), (3) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (3) or (4) any Disqualified Institution (it being understood and agreed that the Administrative Agent shall have no liability or responsibility with respect to ensuring assignments are not made to Disqualified Institutions); and
(F)
in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment of the applicable Class; notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.12, 2.13, 2.14 and 9.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)
The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the

Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.
(v)
Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee, the assignee’s completed Administrative Questionnaire and any tax certifications required to be delivered pursuant to Section 2.14(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 9.04(b) and any written consent to such assignment required by this Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)
Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than any Person described in paragraph (b)(ii)(E) of this Section) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to solely the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) shall be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section and (ii) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such

Participant shall be subject to Section 2.15(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)
The Administrative Agent shall not be responsible or have liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(f)
Notwithstanding anything in this Agreement to the contrary, any Term Loan Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower or any Restricted Subsidiary through (x) Dutch Auctions open to all Lenders of a particular Class on a pro rata basis and/or (y) open market purchases, in each case so long as immediately upon the effectiveness of such assignment or purchase of Term Loans from a Lender to the Borrower or any Subsidiary, such Term Loans shall automatically and permanently be cancelled and shall thereafter no longer be outstanding for any purpose hereunder.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (other than with respect to any obligations under Secured Cash Management Agreements and Secured Hedge Agreements) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent.

Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other

Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09. Governing Law; Consent to Service of Process.

(a)
This Agreement, the other Loan Documents and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York; provided that, notwithstanding the foregoing, it is understood and agreed that (a) interpretation of the definition of “Xperi/TiVo Material Adverse Effect” and whether a Xperi/TiVo Material Adverse Effect has occurred, (b) the determination of the accuracy of any Merger Agreement Representation and whether as a result of any inaccuracy thereof Xperi (or its Affiliate) or TiVo (or its Affiliate) has the right (taking into account any applicable cure provisions) to terminate its (or such Affiliate’s) obligations under the Merger Agreement or decline to consummate the Mergers and (c) the determination of whether the Mergers have been consummated in accordance with the terms of the Merger Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
(b)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be binding (subject to appeal as provided by applicable law) and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors and third party service providers in connection with the transactions contemplated hereby (it being understood that the disclosing Lender or Agent shall be responsible to ensure compliance by such Persons with the confidentiality restrictions set forth herein with respect to such Information), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the applicable Agent or Lender agrees to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule or regulation and to only disclose that Information necessary to fulfill such legal requirement), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that, for the avoidance of doubt, to the extent that the list of Disqualified Institutions is made available to all Lenders, the “Information” for purposes of this clause (f)(i) shall include the list of Disqualified Institutions), or (ii) to any actual or prospective direct or indirect contractual counterparty (or its Related Parties) in Swap Agreements or such contractual counterparty’s professional advisor, (g) with the consent of the Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower (so long as such source is not known to such Agent or such Lender to be bound by confidentiality obligations to the Borrower or any of its Subsidiaries). For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower (so long as such source is not known to such Agent or such Lender to be bound by confidentiality obligations to the Borrower or any of its Subsidiaries) and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree not to disclose any Information to a Disqualified Institution.

Section 9.13. Material Non-Public Information.

(a)
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 9.15. Release of Liens and Guarantees. A Subsidiary shall automatically be released from its obligations under the Loan Documents, and all Liens created by the Loan Documents in Collateral owned by such Subsidiary (if applicable) shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary). In the event that the Borrower or any Subsidiary disposes of all or any portion of any of the Equity Interests, assets or property owned by the Borrower or such Subsidiary in a transaction not prohibited by this Agreement, any Liens granted with respect to such Equity Interests, assets or property pursuant to any Loan Document shall automatically and immediately terminate and be released. The Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize and instruct the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to evidence any such termination and release described in this Section. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full and all Commitments terminated. The Lenders authorize the Collateral Agent to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (e) to the extent required by the terms of the obligations secured by such Liens and in each case pursuant to documents reasonably acceptable to the Collateral Agent.

Section 9.16. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, Intralinks, Syndtrak or another substantially similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will, upon the Administrative Agent’s request, identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.12, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”, and (iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” The Borrower hereby authorizes the Administrative Agent to make the financial statements provided by the Borrower under Section 5.01(a) and (b) available to Public Lenders. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE LEAD ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS

FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR THE LEAD ARRANGERS IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

Section 9.17. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender to identify such Loan Parties in accordance with the USA PATRIOT Act.

Section 9.18. No Advisory or Fiduciary Responsibility. The Administrative Agent, Collateral Agent, Lead Arrangers and each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties. The Loan Parties agree that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or other similar implied duty between the Lenders and the Loan Parties. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement described herein are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.19. Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, to the extent applicable:

(i)
reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.21. Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Remainder of page intentionally left blank; Signature pages omitted]

Exhibit B

[Attached]

Existing Term Lender Signature Page

Each undersigned, an Existing Term Lender holding Existing Term Loans (“you”), hereby consents (i) to Amendment No. 4 to Credit Agreement, which will amend the Credit Agreement, dated as of June 1, 2020 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 8, 2021, Amendment No. 2 to Credit Agreement, dated as of May 30, 2023, Amendment No. 3 to Credit Agreement, dated as of May 20, 2024 and as further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the Amendment (as defined below), the “Existing Credit Agreement”), among Adeia Inc. (f/k/a Xperi Holding Corporation, a Delaware corporation (the “Borrower”), Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent” and the “Collateral Agent”, as applicable), and the Lenders party thereto, and which Amendment No. 4 to Credit Agreement is proposed to be dated on or around January 29, 2025 and to be entered into among the Borrower, the Guarantors party thereto, the Refinancing Term Lenders party thereto, the Administrative Agent and the Collateral Agent (the “Amendment”) and (ii) to the attachment of this Existing Term Lender Signature Page to the Amendment. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Amendment or the Existing Credit Agreement, as applicable.

If you are an Existing Term Lender, you, if and only if you indicate below, hereby irrevocably and unconditionally approve of, and consent to, the Amendment, and to the attachment of this Existing Term Lender Signature Page to the Amendment, and hereby agree that all parties to the Amendment are express third party beneficiaries of this Existing Term Lender Signature Page and hereby further agree as follows:

[Check ONLY ONE of the two boxes below]


CASHLESS ROLLOVER OPTION

Each undersigned Existing Term Lender hereby irrevocably and unconditionally approves of, and consents to, the Amendment and the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Existing Term Loans held by such Existing Term Lender for an Amendment No. 4 Refinancing Term Loan in a like principal amount.

By choosing this option, each undersigned Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to exchange any amount of such Lender’s Existing Term Loans for Amendment No. 4 Refinancing Term Loans or to exchange (on a cashless basis) less than 100% of the principal amount of such Lender’s Existing Term Loans for Amendment No. 4 Refinancing Term Loans, in which case the difference between the current principal amount of such Lender’s Existing Term Loans and the principal amount of Amendment No. 4 Refinancing Term Loans allocated to such Existing Term Lender will be prepaid on, and subject to the occurrence of, the Amendment No. 4 Effective Date.


CASH SETTLEMENT OPTION

Each undersigned Existing Term Lender hereby irrevocably and unconditionally approves of, and consents to, the Amendment and having 100% of the outstanding principal amount of the Existing Term Loans held by such Existing Term Lender repaid on the Amendment No. 4 Effective Date and to purchase by assignment Amendment No. 4 Refinancing Term Loans in a like principal amount. By choosing this option, each undersigned Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to allocate Amendment No. 4 Refinancing Term Loans to such Lender or to allocate Amendment No. 4 Refinancing Term Loans to such Existing Term Lender in a principal amount less than 100% of the principal amount of such Existing Term Lender’s Existing Term Loans.

[NAME OF LENDER(S)]

By:
Name:
Title:

If a second signature is necessary:
By:
Name:
Title:

Exhibit C

[Attached]

ON FILE WITH ADMINISTRATIVE AGENT

LEGAL_US_E # 184494957.4